Exhibit 10. 18

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN

EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE

COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

INVESTMENT AGREEMENT

May 10, 2019

Harvest Health & Recreation Inc.

1155 W. Rio Salado Parkway

Suite 201

Tempe, Arizona 85281

Attention: Jason Vedadi, Executive Chairman

Re:	Convertible Debenture Facility

The undersigned, [***], (the “Investor”), understands that Harvest Health & Recreation, Inc. (the “Company” or the “Issuer”) proposes to sell, and the Investor propose to purchase, on an private placement agency basis through Eight Capital (the “Agent”), over an eighteen (18) month period commencing on the date hereof (the “Term”), up to 400,000 unsecured convertible debentures (the “Convertible Debentures”) in the principal amount of US$1,000 per Convertible Debentures, completed in Tranches (as defined below).

The maximum amount of Convertible Debentures to be subscribed for over the Term is four hundred million dollars (US$400,000,000) (herein, the “Offering”) in lawful money of the United States of America. The Convertible Debentures will be issuable in four tranches (each a “Tranche”) of 100,000 Convertible Debentures per Tranche upon prior notice by the Company. The Investor shall be entitled to appoint, at its sole discretion, a syndicate consisting of other investors to participate in the Offering. The Investor and any syndicate members will subscribe for 100,000 Convertible Debentures in each Tranche in their respective pro rata shares (the “Pro Rata Share”), provided the each syndicate member shall meet the criteria set out in Section 9(b). If any syndicate member fails to subscribe for their Pro Rata Share in respect of any Tranche, the Investor will subscribe for any Convertible Debentures not subscribed for by such syndicate member.

The first Tranche shall be issuable no earlier than 60 days following the date of this Agreement. Each subsequent Tranche shall be issuable no earlier than the 60th day following the issuance of the immediately preceding Tranche (the “Draw-Down Period”). Notwithstanding the foregoing, the Company may at any time decide, in its discretion, not to issue any Convertible Debentures pursuant to the Offering.

The Company shall issue to the Investor and any syndicate members in the first Tranche common share purchase warrants (each, a “Warrant”) in the Pro Rata Share to purchase subordinated voting shares (each, a “Common Share”) in the capital of the Company in an amount equal to 40% of the number of Common Shares issuable upon conversion of Convertible Debentures of the first Tranche. The Company shall issue to the Investor in the second Tranche Warrants to Common Shares in an amount equal to 20% of the number of Common Shares issuable upon conversion of Convertible Debentures of the second Tranche. No additional Warrants will be issued to the Investor in respect of any subsequent Tranche completed after the first and second Tranches.

It is understood and acknowledged by the Investor that the Company and the Agent have entered into an agency agreement dated as of the date hereof (the “Agency Agreement”) pursuant to which the Agent has agreed to act, as agent to the Company to effect the Offering on a best efforts agency basis, without underwriter liability. In consideration of the services to be rendered by the Agent under the Agency Agreement and all other matters in connection with the offer and issue and sale of the Convertible Debentures, the Company shall, subject to the provisions hereof, pay to the Agent a commission (the “Commission”) equal to 4.0% of the aggregate gross proceeds of the Offering. The Commission will be payable by the Company on the Closing Date of each Tranche.

The Convertible Debentures will bear interest at a rate of 7.0%, payable semi-annually in arrears on June 30 and December 31 of each year, commencing on the date of issuance. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The maturity date for the Convertible Debentures will be 36 months following the applicable date of issuance (the “Maturity Date”).

The Convertible Debentures will be convertible at the option of the holder of the Convertible Debenture into Common Shares at any time prior to the close of business on the last Business Day immediately preceding the Maturity Date, subject to the policies of the Exchange, at a conversion price, expressed in U.S. dollars, equal to a 15% premium to the volume weighted average trading price of the Common Shares on the Exchange (as defined below) during the five (5) trading days commencing on the trading day after the acceptance by the Investor of the applicable Draw-Down Notice and ending on the trading day immediately preceding the Closing Date (as defined below) of each applicable Tranche (the “Conversion Price”), subject to adjustment in certain events. For the purposes of determining the Conversion Price of the Convertible Debentures, the U.S. dollars equivalent of the trading price of the Common Shares will be determined based on the Bank of Canada USD/CAD exchange rate on the date that is two (2) Business Days (as defined below) prior to the issuance of the applicable Tranche of Convertible Debentures.

Commencing on the date that is four months plus one day following the Closing Date of each applicable Tranche, the Company may require the holder of the Convertible Debentures to convert all but not less than all of the then outstanding principal amount of the Convertible Debentures issued in the applicable Tranche at the Conversion Price, if, for any ten (10) consecutive trading days commencing on the date that is four months plus one day following the Closing Date of the applicable Tranche and prior to the applicable Maturity Date, the daily volume weighted average trading price of the Common Shares on the Exchange, is greater than a 40% premium to the applicable Conversion Price, provided that the Company gives 30 days’ advance written notice of such conversion to the holder of the Convertible Debentures, subject to such conversion being permitted under the policies of the Exchange. For greater certainty, ten (10) consecutive trading days shall not include any trading day on which the Common Shares issuable upon such conversion would be subject to restrictions on resale in Canada upon conversion of the Convertible Debentures. Notwithstanding the foregoing, the Company shall not be permitted to force conversion of the Convertible Debentures if the Common Shares issuable upon such conversion will be subject to restrictions on resale in Canada, other than restrictions on resale imposed by a subsequent transfer of the Convertible Debentures during the restricted period.

Each Warrant will entitle the holder thereof to acquire one Common Share, subject to the policies of the Exchange, at an exercise price (“Warrant Exercise Price”) equal to a 30% premium to the volume weighted average trading price of the Common Shares on the Exchange during the five (5) trading days immediately preceding the Closing Date of each applicable Tranche exercisable for a period of 36 months following the Closing Date of the applicable Tranche, subject to adjustment in certain circumstances.

The Convertible Debentures shall be duly and validly created and issued pursuant to, and governed by, the certificates representing the Convertible Debentures (the “Debenture Certificates”), in substantially the form of the certificate attached as Schedule B hereto with such changes as required for the particular terms of a Tranche. The Warrants shall be duly and validly created and issued pursuant to, and governed by, the certificates representing the Warrants (the “Warrant Certificates”), in substantially the form of the certificate attached as Schedule C hereto with such changes as required for the particular terms of a Tranche. To the extent there is any inconsistency between the description of the terms of the Convertible Debentures and Warrants, as applicable, contained in this Agreement and the Debenture Certificates and Warrant Certificates, as applicable, the terms set forth in the Debenture Certificates and Warrant Certificates shall govern.

All references to “dollars” or “$” in this Agreement refer to Canadian dollars and all references to “U.S. dollars” or “US$” in this Agreement refer to United States of America dollars, unless the context otherwise requires.

1.	Tranches

All Tranches shall be initiated upon the receipt and acceptance by the Investor of a written irrevocable notice (“Draw-Down Notice”) in the form attached hereto as Schedule B no sooner than sixty (60) calendar days following the closing (“Closing”) of the previous Tranche.

Subject to the terms and conditions set forth in this Agreement, the Investor agrees to subscribe (subject to syndication as provided above) for Convertible Debentures for maximum proceeds of US$100,000,000 in any Draw-Down Period upon acceptance by the Investor of a “Draw-Down Notice”, provided that: (i) the Company delivers an irrevocable Draw-Down Notice to the Investor in respect of the applicable Tranche; (ii) a period of not less than five Business Days’ (as defined below) has passed commencing on the Business Day after the issuance of the Press Release (as defined below) and ending on the Business Day preceding the applicable drawdown date; and (iii) the terms of any drawdown in the Subscription Agreement are satisfied. Notwithstanding the foregoing, the Company shall not be permitted to initiate a drawdown hereunder during any period when the Investor is subject to restrictions on trading in securities of the Company under applicable securities laws.

Upon receipt of an irrevocable Draw-Down Notice, but subject to the conditions of each Tranche being met in favour of the Investor, the Investor will, within two (2) Business Days, counter-sign the Draw-Down Notice and send it back to the Company: (i) confirming that they accept such notice, or (ii) notifying the Company that the Investor do not accept the Draw-Down Notice and providing reasons for such non-acceptance. Provided that the conditions to initiate a Tranche set out in this Section 1 are satisfied and the conditions prohibiting delivery of a Draw-Down Notice set out in Section 13 have not occurred, or if occurred are not continuing, the Investor shall be required to accept the Draw Down Notice.

If the Investor signs back the Draw-Down Notice (accepting its terms), the Company shall immediately file, if necessary, an amended Form 9 (or such other form or procedure prescribed by the Exchange) in order to establish the Conversion Price and Warrant Exercise Price for the Convertible Debentures and Warrants to be purchased in the Tranche in question. Immediately following the acceptance of a Draw-Down Notice by the Investor, the Company shall issue a press release (“Press Release”) announcing the terms of the offering of Convertible Debentures and Warrants to be purchased in the Tranche in question.

The Company shall provide the Investor with a copy of the Press Release, the amended Form 9 (or such other form or procedure prescribed by the Exchange), if any, filed with the Exchange and the conditional approval request made by the Company, if any, to the Exchange for each such Tranche.

The Company may withdraw a Drawdown Notice for the issuance of a Tranche if volume weighted average trading price of the Common Shares on the Exchange during the five (5) trading days immediately preceding the Closing Date is 20% lower than the volume weighted average trading price of the Common Shares for the five (5) trading days immediately preceding the date of the Drawdown Notice.

In order for a Tranche to be initiated, the following conditions must be met:

(a)	the Company shall not be subject to any cease trade orders in the Reporting Provinces;

(b)	the Common Shares shall continue to be listed on the Exchange;

(c)	the issuance of the Convertible Debentures and Warrants shall be in compliance with the policies of the Exchange;

(d)	the market capitalization (assuming the conversion of all multiple voting shares and super voting shares into Common Shares) of the Company shall exceed $2 billion, based on volume weighted average trading price of the Common Shares on the Exchange during the five (5) trading days immediately preceding the date of the Drawdown Notice;

(e)	the Company shall be in a position to deliver on closing of the applicable Tranche, a certificate confirming the accuracy of all representations and warranties in all material respects contained in this Agreement, as if such representations and warranties were provided as of the date of such Tranche;

(f)	the Company shall not be in breach of any covenant owing to the Investor under this Agreement;

(g)	the Common Shares issuable to any Investor pursuant to a Tranche, when aggregated with the Common Shares and securities exercisable or convertible into Common Shares held by such Investor on the date of the closing of the particular Tranche, would not result in such Investor becoming a “control person” of the Company (as such term is defined in the Securities Act (Ontario);

(h)	no proceedings shall have been commenced for the liquidation, dissolution, bankruptcy, insolvency or winding-up of the Company or any substantial part of its business; and

(i)	the Investor (or a syndicate member, as applicable) and one or more shareholders of the Company shall have entered into a Security Lending Agreement (as defined herein) for the free loan of Common Shares of the Company equal to 40% of the aggregate number of Common Shares issuable upon conversion of the Convertible Debentures issued in the applicable Tranche, to the Investor in their Pro Rata Share for the term of thirty-six (36) months from the applicable Closing Date on terms satisfactory to the Investor, acting reasonably, including, without limitation, that such Common Shares subject to the securities loan arrangements are free of any resale restrictions in Canada or any legend intended to restrict their sale, or if any such Common Shares bear a legend such legend is removed on or prior to the Closing Date.

2.	Documents Required for a Tranche

Assuming the conditions for the initiation of a Tranche have been met and the conditions prohibiting delivery of a Draw-Down Notice set out in Section 13 have not occurred, or if occurred are not continuing, the parties shall enter into the following documents or make the following deliveries:

(a)	A duly executed irrevocable Draw-Down Notice (in the form of Schedule D attached) in respect to the applicable Tranche;

(b)	The Company shall have issued a press release announcing the issuance of the particular Tranche of Convertible Debentures immediately upon acceptance of the applicable Draw-Down Notice by the Investor;

(c)	A duly executed Subscription Agreement (in the form of Schedule A attached) in respect to the applicable Tranche;

(d)	A Debenture Certificate issued to the Investor (or a syndicate member, as applicable) representing the Convertible Debentures convertible at the applicable Conversion Price (in the form of Schedule B attached) in respect to the applicable Tranche;

(e)	In respect of the first Tranche and the second Tranche, a Warrant Certificate issued to the Investor (or a syndicate member, as applicable) representing the Warrants exercisable at the applicable Warrant Exercise Price (in the form of Schedule C attached) in respect to the applicable Tranche;

(f)	A bring-down certificate of a senior officer of the Company attesting to the continued accuracy in all material respects of all representations, warranties and covenants contained in this Agreement, as if such representations, warranties and covenants were given as of the day of funding of the applicable Tranche;

(g)	A certificate of a senior officer of the Company attesting to the consolidated capitalization of the Company as of the date immediately preceding the Closing Date;

(h)	On the Closing Date, the Investor shall deliver same day funds to the Agent, by wire transfer, bank draft or certified funds in U.S. dollars;

(i)	On the Closing Date, the Agent shall deliver same day funds to the Company, after deduction of the applicable commission, by wire transfer, bank draft or certified funds in U.S. dollars, against delivery of the Debenture Certificate and Warrant Certificate representing the Convertible Debentures and Warrants in relation to the applicable Tranche;

(j)	Evidence of approval of the Exchange to the applicable Tranche, if necessary; and

(k)	Certificate of the Transfer Agent as to its due appointment as registrar and transfer agent of the Common Shares and the number of issued and outstanding Common Shares as of the date immediately preceding the Closing Date.

Capitalized terms used but not defined above have the meanings ascribed to those terms in subsection 3(a) of this Agreement.

3.	Definitions

(a)	Where used in this Agreement, or in any amendment hereto, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Acquiror” has the meaning given to such term in Section 20;

“affiliate” shall have the meaning ascribed to such term under Securities Laws;

“Agreement”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this investment agreement and not to any particular section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

“Assets and Properties” with respect to any person means all material assets and properties of every kind, nature, character and description (whether real, personal or mixed, tangible or intangible, choate or inchoate, absolute, accrued, contingent, fixed or otherwise, and, in each case, wherever situated), including the goodwill related thereto, operated, owned or leased by or in the possession of such person.

“Applicable Laws” means, in relation to any person or persons, the Securities Laws and all other statutes, regulations, rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guidance document that are applicable to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Business Day” means any day (other than a Saturday, Sunday or a statutory holiday in Toronto, Ontario or Phoenix, Arizona) on which the Exchange is open for trading;

“Closing” means completion of a Tranche consisting of the issue and sale by the Company of the Convertible Debentures pursuant to a Subscription Agreement;

“Closing Date” means the date for a Closing for a particular Tranche, which shall be the Business Day following the fifth trading day after acceptance of a Drawdown Notice by the Investor or such later date as agreed to by the Company and the Investor, each acting reasonably;

“Closing Time” means 1:00 p.m. (Toronto time) on the Closing Date, or any other time on the Closing Date as may be agreed to by the Company and the Investor;

“Common Shares” means the subordinate voting shares in the capital of the Company as constituted on the date hereof;

“Company” has the meaning given to such term in the first paragraph of this Agreement;

“Disclosure Documents” means, collectively, all of the publicly available documents which have been filed by or on behalf of the Company since September 11, 2018 with the Securities Commission pursuant to the requirements of applicable Securities Laws, including, without limitation, all press releases, annual information forms, material change reports, financial statements, management’s discussion and analysis, information circulars, business acquisition reports and other documents that have been publicly disclosed by the Company and posted on SEDAR, as applicable;

“distribution” means “distribution” or “distribution to the public”, which terms have the meanings attributed thereto under the Securities Laws or any of them;

“Exchange” means the Canadian Securities Exchange, or another Canadian stock exchange upon which the Common Shares are listed and upon which the majority of the trading of the Common Shares occurs, or such other exchange as may be acceptable to the Investor, acting reasonably;

“Governmental Authority” means any governmental authority and includes, without limitation, any national or federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;;

“Investor” has the meaning given to such term in the first paragraph of this Agreement;

“Investor Counsel” means McMillan LLP, Canadian legal counsel for the Investor;

“Investor Legal Expenses” has the meaning given to such term in Section 14;

“Material Adverse Effect” when used herein means the effect resulting from any change (including a decision to implement such a change made by the board of directors or by senior management of the Company who believe that confirmation of the decision of the board of directors is probable), event, violation, inaccuracy or circumstance that is or would reasonably be expected: (i) to be materially adverse to the business, the Assets and Properties, capitalization, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not in the ordinary course of business; (ii) to have a significant negative effect on the market price or value of the securities of the Company or the Common Shares; or (iii) to result in any document containing a misrepresentation;

“material change”, “material fact” and “misrepresentation” shall have the meanings ascribed to such terms under Securities Laws;

“Material Subsidiaries” means the entities listed in Schedule “E”, and each, a “Material Subsidiary”;

“Offering” has the meaning given to such term in the first paragraph of this Agreement;

“person” means any individual, corporation, partnership, trust, fund, association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that’s person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“Reporting Provinces” means, at any point in time, any Province of Canada in which the Company is a “reporting issuer” as defined in Securities Laws;

“Securities” means the Convertible Debentures, the Warrants, and the Common Shares and the Warrant Shares issuable upon conversion or exercise of the Convertible Debentures and Warrants, as applicable;

“Securities Commissions” means the securities commissions or similar securities regulatory authorities in the Reporting Provinces;

“Securities Laws” means, as applicable, all applicable securities laws in each of the Reporting Provinces, and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, and other published regulatory instruments of the Securities Commissions;

“Security Lending Agreement” means the securities lending agreement between the Investor and any syndicate members in their Pro Rata Share and one or more shareholders to be entered into on or prior to the Closing of the first Tranche;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Subscription Agreements” means, collectively, the agreements to subscribe for Convertible Debentures and Warrants, as applicable, between the Company and the Investor substantially in the form attached hereto as Schedule A; and “Subscription Agreement” means any one of them;

“Subsidiary” means as to any person, any corporation or other business entity in which such person or one or more of its Subsidiaries owns, directly or indirectly, sufficient equity or voting interests to enable it or them (as a group) to elect a majority of the directors (or persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such person or one or more of its Subsidiaries, and each a “Subsidiary”;

“Warrant” has the meaning ascribed thereto on the face page hereof; and

“Warrant Share” means a Common Share issuable upon exercise of the Warrants.

(b)	Unless otherwise indicated, all references to monetary amounts in this Agreement are to lawful money of Canada.

(c)	Any reference in this Agreement to a schedule, section, paragraph, subsection, subparagraph, clause or subclause will refer to a schedule, section, paragraph, subsection, subparagraph, clause or subclause of this Agreement.

(d)	The schedules hereto are incorporated into this Agreement by reference and are deemed to be a part hereof.

(e)	Unless otherwise expressly provided in this Agreement, words importing the singular number include the plural and vice versa and words importing gender include all genders and the gender neutral.

4.	Material Change

(a)	During the period from the date of this Agreement until the last Closing of the Offering the Company shall promptly comply with all applicable filing and other requirements under Securities Laws in connection with the Offering and shall prepare any document or material as may be required under Securities Laws in respect of the following:

	(i)	any material change in or affecting the business, operations, capital, properties, assets (including intangible assets), liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and its Subsidiaries (taken as a whole);

	(ii)	any material fact which has arisen or has been discovered or any new material fact contained or referred to in this Agreement, the Subscription Agreements or any Disclosure Document;

(b)	During the term of this Agreement the Company shall promptly notify the Investor of the following:

	(i)	any event or state of facts has occurred after the date hereof, which, in any case, is, or may be, of such a nature as to:

(1) render any representation or warranty contained in this Agreement or the Subscription Agreements untrue or misleading in any material respect, or

(2) to result in this Agreement or the Subscription Agreements containing a misrepresentation, including as a result of this Agreement or the Subscription Agreements containing or incorporating by reference an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or not misleading in the light of the circumstances in which it was made, or

(3) which would reasonably be expected to result in this Agreement or the Subscription Agreements not complying with the applicable Securities Laws;

	(ii)	any request of any Securities Commission or the Exchange for any information in respect of the Offering;

	(iii)	the receipt by the Company of any material communication, whether written or oral, from any Securities Commission, the Exchange or any other competent authority, relating to the Offering;

	(iv)	any notice or other correspondence received by the Company from any Governmental Authority and any requests from such bodies for information, a meeting or a hearing relating to the Offering, the issue and sale of the Securities or any other event or state of affairs that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or

	(v)	the issuance by any Securities Commission, the Exchange or any other competent authority, including any other Governmental Authority, of any order to cease or suspend trading or distribution of any securities of the Company or of the institution of any proceedings for that purpose or any notice of investigation that could potentially result in an order to cease or suspend trading or distribution of any securities of the Company.

5.	Company Representations and Warranties.

The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Time and at the time of each subsequent Closing, and acknowledges that the Investor are relying upon such representations and warranties in entering into this Agreement, and agrees with the Investor, as follows:

(a)	the Company is validly existing under the Business Corporations Act (British Columbia) and is and will on each Closing Date be up-to-date in all corporate filings except where the failure to make any such filings would not reasonably be expected to have a Material Adverse Effect, has all requisite corporate power and corporate authority or power and authority, as applicable, to carry on its business as now conducted and to own, lease or operate its Assets and Properties, including as described in the Disclosure Documents, and neither the Company nor, to the knowledge of the Company, any other person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing the Company’s dissolution or winding up, and the Company has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations hereunder and thereunder (including, without limitation, the issuance of the Convertible Debentures and Warrants comprising the Convertible Debentures, the Common Shares and the Warrant Shares issuable upon conversion or exercise of the Convertible Debentures and Warrants, as applicable);

(b)	each Material Subsidiary is a corporation duly incorporated, amalgamated, continued or organized and existing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization and has all requisite corporate or other power and authority to own, lease and operate its property and assets and conduct its business. The Material Subsidiaries are current with all corporate filings required to be made under their respective jurisdictions of incorporation and all other jurisdictions in which they carry on business, and have all necessary licences, leases, permits, authorizations and other approvals necessary to permit them to conduct their respective business as currently conducted;

(c)	no proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or any Material Subsidiary;

(d)	this Agreement has been duly authorized and executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Laws;

(e)	all consents, approvals, permits, authorizations or filings as are required by the Company under Canadian Securities Laws for the execution and delivery of this Agreement, and the performance of its obligations hereunder and thereunder and the issue and sale of the Convertible Debentures, have been or will be made or obtained, as applicable;

(f)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened, by any regulatory authority;

(g)	each of the execution and delivery of this Agreement, and the performance by the Company of its obligations hereunder, the issue and sale of the Convertible Debentures and the consummation of the transactions contemplated in this Agreement, including the issuance of the Convertible Debentures, do not and will not (as the case may be) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both): (A) Securities Laws; (B) the constating documents, articles, notice of articles or resolutions of the Company and any Material Subsidiary which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company or any Material Subsidiary is a party or by which it is bound; or (D) any judgment, decree or order binding the Company, any Material Subsidiary or their respective Assets and Properties;

(h)	other than the Agent, there is no person acting or purporting to act at the request or on behalf of the Company that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated by this Agreement.

6.	Investor Representations and Warranties.

Each of the Investor severally represents and warrants to the Company, and acknowledges that the Company is relying upon such representations and warranties in entering into this Agreement, as of the date hereof and as of the Closing Time and each subsequent Closing, that:

(a)	the Investor has been formed and is existing under the laws of the Investor’s jurisdiction of formation and has the corporate power to enter into and perform its obligations under this Agreement;

(b)	the execution and delivery of and performance by the Investor of this Agreement has been authorized by all necessary action on the part of the Investor;

(c)	this Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding agreement of the Investor, enforceable against such Investor in accordance with its terms; and

(d)	the Investor shall, as of each Closing Time in respect of a particular Tranche, have sufficient sources of immediately available funds to enable the Investor to consummate the Closing of such Tranche.

7.	Closing.

	(a)	Closing. The Closing will be completed at the Closing Time at the offices of Company’s Counsel in Toronto, Ontario, or at such other place and time as the Investor and the Company agree upon, each acting reasonably.

	(b)	Payment. At the Closing Time, and subject to the terms and conditions contained in this Agreement, the Subscription Agreement and the Agency Agreement, the Company will issue and deliver the Debenture Certificate and Warrant Certificate, as applicable, representing the Convertible Debentures and, if applicable, Warrants to be issued to the Investor or any syndicate member in respect of a Tranche, against payment of the subscription proceeds.

8.	Covenants of the Company.

The Company covenants and agrees with the Investor, and acknowledges that the Investor is relying on such covenants in connection with the entering into of this Agreement and the purchase by the Investor of the Convertible Debentures pursuant to the Offering, that the Company:

(a)	will use its commercially reasonable efforts to promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Investor may reasonably require (or which may be required pursuant to Securities Laws) from time to time for the purpose of giving effect to this Agreement and take all such steps as may be reasonably within its power to implement the provisions of this Agreement and the transactions contemplated hereunder;

(b)	will use its commercially reasonable efforts to remain, and to cause each of the Material Subsidiaries to remain, a corporation validly subsisting under the laws of its jurisdiction of incorporation, and to be duly licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and to carry on its business in the ordinary course and in compliance in all material respects with all Applicable Laws, rules and regulations of each such jurisdiction;

(c)	will use its commercially reasonable efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Securities Laws of each of the Reporting Provinces which have such a concept and will comply with all of its obligations under Applicable Laws;

(d)	will use its commercially reasonable efforts to maintain the listing of the Common Shares on the Exchange or such other recognized stock exchange or quotation system as the Investor may approve, acting reasonably;

(e)	will promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as the Investor may reasonably require from time to time for the purpose of giving effect to this Agreement and the Company will use its commercially reasonable efforts to implement to their full extent the provisions, and to satisfy the conditions, of this Agreement;

(f)	will forthwith notify the Investor of any breach of any covenant of this Agreement or any ancillary documents, by any party thereto, or upon it becoming aware that any representation or warranty of the Company contained in this Agreement or any ancillary document, is or has become untrue or inaccurate in any material respect;

(g)	will ensure that the Securities purchased pursuant to the Offering are duly and validly created, authorized and issued on payment of the purchase price therefor and have attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

(h)	will ensure that at all times a sufficient number of Common Shares are duly and validly allotted and reserved for issuance upon any conversion of the Convertible Debentures;

(i)	will ensure that at all times a sufficient number of Warrant Shares are duly and validly allotted and reserved for issuance upon any exercise of the Warrants;

(j)	in connection with the Offering, will execute and file with the Securities Commissions all forms, notices and certificates required to be filed pursuant to applicable Securities Laws within prescribed time periods; and

(k)	will use its commercially reasonable efforts to ensure that the Offering is conducted in a manner that is in compliance with applicable Securities Laws.

9.	Covenants of the Investor.

The Investor covenants and agrees with the Company, and acknowledges that the Company is relying on such covenants in connection with the entering into of this Agreement and the offer and sale of the Convertible Debentures to the Investor pursuant to the Offering, that the Investor:

(a)	will use its commercially reasonable efforts to promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as may be required pursuant to Securities Laws from time to time for the purpose of giving effect to this Agreement;

(b)	will promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such acts, documents and things as may be required pursuant to Securities Laws from time to time for the purpose of giving effect to this Agreement and take all such steps as may be reasonably within its power to implement the provisions of this Agreement and the transactions contemplated hereunder; and

(c)	will not invite into the syndicate any member that: (i) is a U.S. Person, (ii) that is not an “accredited investor”, or (iii) that is resident in any jurisdiction that would require the Company to prepare and file a prospectus, registration statement or similar document or to be registered with or to file any report or notice with any governmental or regulatory authority or to register the Convertible Debentures, Warrants or the Common Shares or to otherwise comply with any continuous disclosure obligations under the applicable securities laws of any jurisdiction outside of the Reporting Provinces or to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever outside of a jurisdiction of Canada.

10.	Conditions of Waiver and Investor’s Obligations.

The obligations of the Investor hereunder is subject to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)	the Company shall deliver to the Investor, at the Closing Time, certificates dated the Closing Date addressed to the Investor and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, or such other senior officer(s) of the Company as may be acceptable to the Investor, certifying for and on behalf of the Company and without personal liability, after having made due enquiries, to the effect that:

	(i)	there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Documents any event having a Material Adverse Effect;

	(ii)	the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as at the Closing Time with the same force and effect as if made on and as at the Closing Time after giving effect to the transactions contemplated hereby;

	(iii)	the Company has complied with all agreements and satisfied all covenants and conditions on its part to be performed or satisfied at or prior to the Closing Time;

	(iv)	to the knowledge of such persons, no order, ruling or determination having the effect of ceasing the trading of the Common Shares or suspending the offering or sale of the Common Shares to be issued by the Company has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any Securities Commission or other Governmental Authority;

(v) there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Disclosure Record which fact or change is, or may be, of such a nature as to render any statement in the Disclosure Record misleading or untrue in any material respect or which would result in a misrepresentation in the Disclosure Record or which would result in the Disclosure Record not complying with Applicable Securities Laws; and

(vi) such other matters as the Investor may reasonably request prior to the Closing;

(b)	the representations and warranties of the Company contained in this Agreement will be true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) at and as of the Closing Date, as if such representations and warranties were made at and as of such time and all agreements, covenants and conditions required by this Agreement to be performed, complied with or satisfied by the Company will have been performed, complied with or satisfied prior to that time;

(c)	the absence of any misrepresentations in the Disclosure Documents or undisclosed material change or material fact relating to the Company or the Common Shares;

(d)	at or prior to the Closing Time, the Subscription Agreements shall have been duly executed and delivered by the Company, and each Subscription Agreement shall be in full force and effect;

(e)	at the Closing Time, there shall have been delivered to the Investor evidence satisfactory to the Investor of any applicable conditional approval of the Exchange of the listing and posting for trading on the Exchange of the Common Shares (issuable upon exercise of the Convertible Debentures) and Warrant Shares (issuable upon exercise of the Warrants), subject only to satisfaction by the Company of customary post-closing conditions imposed by the Exchange in similar circumstances (the “Standard Listing Conditions”);

(f)	the Company will make all necessary filings and obtain all necessary regulatory consents and approvals (if any), and the Company will pay all filing, exemption and other fees required to be paid in connection with the transactions contemplated in this Agreement; and

(g)	all proceedings taken by the Company in connection with the issuance and sale of the Convertible Debentures as herein contemplated shall be satisfied.

11.	Conditions of Waiver and Company’s Obligations.

The obligations of the Company hereunder are subject to the accuracy of the representations and warranties of the Investor contained in Section 6 hereof and to the performance by the Investor of its covenants and other obligations hereunder.

12.	Representations, Warranties and Agreements to Survive.

All representations, warranties and agreements of the parties contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect for a period of three (3) years from the date of the last Closing of the Offering notwithstanding: (i) any investigation made by or on behalf of the Investor or the Company, as applicable, or their respective affiliates, officers or directors, or any person controlling the Company, (ii) the completion of the purchase of the Convertible Debentures and Warrants, as applicable, by the Investor, or (iii) the subsequent disposition of the Convertible Debentures, Warrants and underlying Common Shares, as applicable, by the Investor.

13.	Termination of Agreement.

This Agreement shall terminate at the conclusion of the Term irrespective of whether or not any Convertible Debentures are issued pursuant to the Offering.

14.	Delivery of Draw-Down Notice.

Notwithstanding any other provision of this Agreement, the Company shall not be permitted to deliver a Draw-Down Notice if any of the following events have occurred and are continuing:

(a)	there shall occur any material change in the assets, business, affairs, financial condition, results of operations, capital or prospects of the Company or its Subsidiaries, or there should be discovered any previously undisclosed material fact or circumstance or there should occur a change in any material fact relating to the Company or its Subsidiaries, including from that information disseminated by the Company through its periodic and timely Disclosure Documents, which in any case has or would reasonably be expected to have a Material Adverse Effect; or

(b)	any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the Exchange or any securities regulatory authority or any law, rule or regulation is enacted or changed, including any law relating to taxation or the administration or interpretation thereof, which operates to prevent or materially restrict the distribution or trading of the Common Shares or has, or would reasonably be expected to have, a Material Adverse Effect on the market price of the Common Shares or the business, operations or affairs of the Company and its Material Subsidiaries, taken as a whole; or

	(c)	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including, without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), or any law or regulation (or change in the interpretation or administration thereof) which adversely affects, or involves, or would reasonably be expected to adversely affect or involve, the financial markets or the business, operations or affairs of the Company and its Material Subsidiaries, taken as a whole, or prevent or materially restrict the distribution of the Common Shares; or

	(d)	an order is made or threatened and would reasonably be expected to lead to an order to be made to cease or suspend trading or to otherwise prohibit or restrict in any manner the distribution or trading, or proceedings are announced or commenced for the making of any such order in respect of the Common Shares, or other securities of the Company by any Securities Commission, the Exchange or other competent authority; or

	(e)	the Company is not in compliance in all material respects with any Applicable Laws (including applicable Securities Laws relating to timely disclosure of material information) other than US federal laws, statutes and/or regulations as applicable to the production, trafficking, distribution, processing, extraction, sale, etc. of cannabis and cannabis-related substances and products; or

	(f)	a material disruption has occurred in commercial banking or securities settlement or clearance services in Canada; or

	(g)	a banking moratorium has been declared by Canadian federal authorities.

15.	Indemnity

Provided that the Investor is in compliance in all material respects with the terms and conditions of this Agreement, including its covenants set out in Section 9, the Company and its Subsidiaries or affiliated companies, as the case may be (collectively, the “Indemnitor”) agrees to indemnify and hold harmless each of the Investor and its respective Subsidiaries and affiliates, and each of their respective directors, officers, employees, securityholders and agents (collectively, the “Indemnified Parties” and each, an “Indemnified Party”), to the full extent lawful, from and against all expenses, fees, losses, claims, actions, damages, obligations and liabilities, joint or several, of any nature (including the reasonable fees and expenses of their respective counsel and other expenses, including any amount for lost profits) (collectively, “Losses”) to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Losses arise out of or are based upon, directly or indirectly, a breach of this Agreement by the Company that results in any failure or delay by the Company in completing the issue and sale of Convertible Debentures to the Investor after delivery by the Company and acceptance by the Investor of a Draw-Down Notice in respect of a Tranche under the Offering, together with any Losses that are incurred in enforcing this indemnity. This indemnity shall not be available to an Indemnified Party in respect of Losses incurred where a court of competent jurisdiction in a final judgment that has become non-appealable determines that such Losses resulted solely from the fraud, gross negligence or willful misconduct of the Indemnified Party.

The Indemnified Party will notify the Indemnitor promptly in writing after sustaining any Losses by the Indemnified Party which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, stating the particulars thereof, will provide copies of all relevant documentation to the Indemnitor and will discuss all significant actions proposed. The omission to so notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to an Indemnified Party except only to the extent that any such delay in giving or failure to give notice as herein required results in any material increase in the liability under this indemnity which the Indemnitor would otherwise have incurred had the Indemnified Party not so delayed in giving, or failed to give, the notice required hereunder.

The indemnity and contribution obligations of the Indemnitor hereunder shall be in addition to any liability which the Indemnitor may otherwise have (including under this Agreement and the transaction contemplated herein), shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Indemnitor, the Underwriter and any other Indemnified Party. The foregoing provisions shall survive any termination of this Agreement or the completion of professional services rendered under this Agreement.

16.	Entire Agreement.

This Agreement constitutes the entire agreement between the Company and the Investor in connection with the transactions described herein and supersedes all prior understandings, negotiations and discussions, whether oral or written, in relation to the transactions described herein.

17.	Payment of Expenses.

Whether or not this Offering or the other transactions contemplated by this Agreement are completed, the Company will pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement and the transactions contemplated hereby, including all fees and expenses of Investor’s Counsel plus any applicable taxes thereon (collectively, the “Investor Legal Expenses”). The Investor’s legal expenses shall be capped at the amount set out in the subscription agreement of even date herewith between the Company and the Investor plus $10,000, exclusive of taxes and disbursements, in respect to the closing for each Tranche.

18.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication including electronic mail. Notices shall be directed to.

in the case of the Company, to:

Harvest Health & Recreation, Inc.

1155 W. Rio Salado Parkway

Suite 201

Tempe, Arizona 85281

Attention: Jason Vedadi, Executive Chairman

Email: [***]

With a copy (that shall not constitute notice), to:

Cassels Brock & Blackwell LLP

2100, Scotia Plaza

40 King Street West

Toronto, ON

M5H 3C2

Attention: John Vettese

Email: [***]

in the case of the Investor, to:

[***]

[***].

[***]

[***]

[***]

[***]

Attention: Director

E-mail : [***]

The Company and the Investor may change their respective addresses for notice by notice given in the manner aforesaid. Any such notice or other communication shall be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, shall be given by fax or electronic mail and shall be deemed to have been given when: (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; (ii) in the case of a notice delivered or given by fax on the first business day following the day on which it is sent; or (iii) in the case of a notice delivered or given by electronic mail, on the business day on which it was sent, unless it was sent after 4:00 p.m., in which case it will be deemed to have been delivered on the first business day following the day on which it is sent.

19.	Parties.

This Agreement shall inure to the benefit of and be binding upon each of the Investor and the Company and their respective permitted assigns and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or Company, other than the Investor and the Company and their respective permitted assigns and successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of each of the Investor and the Company and their respective permitted assigns and successors and for the benefit of no other person, firm or company.

20.	Assignment.

This Agreement may not be assigned by any party hereto without the prior written consent of the other party. Notwithstanding the foregoing, in connection with an arrangement transaction involving the Company and Verano Holdings, LLC pursuant to a business combination agreement by and among the Company, Verano Holdings, LLC, 1204899 B.C. Ltd. and 1204599 B.C. Ltd. dated April 22, 2019, the Company shall be entitled to assign this agreement to 1204899 B.C. Ltd. (as the same may be renamed following the arrangement transaction) (the “Acquiror”) as the acquirer of all of the issued and outstanding shares of the Company, provided that: (i) the Acquiror is a “reporting issuer” in at least one province of Canada; and (ii) the common shares of the Acquiror are listed and posted for trading on the Exchange, and thereafter all references to the Company herein and in all documents contemplated herein shall instead be to the Acquiror and all rights and obligations hereunder and thereunder shall enure to the benefit of and be binding upon the Acquiror and its successors.

21.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

22.	Time.

Time shall be of the essence of this Agreement. Except as otherwise set forth herein, specified times of day refer to Toronto time.

23.	Counterparts.

This Agreement may be executed in any number of counterparts (including by PDF/email), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

24.	Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

[The remainder of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Investor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between each of the Investor and the Company in accordance with its terms.

Yours very truly,

[***]

By:	/s/ [***]
Name:	[***]
Title:	Director

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED as of this 10th day of May, 2019.

Yours very truly,

HARVEST HEALTH & RECREATION INC.

By:	/s/ Jason Vedadi
Name:	Jason Vedadi
Title:	Executive Chairman

SCHEDULE A

Form of Subscription Agreement

(See attached)

HARVEST HEALTH & RECREATION INC.

SUBSCRIPTION AGREEMENT FOR CONVERTIBLE DEBENTURES [AND WARRANTS]

TO:	HARVEST HEALTH & RECREATION INC. (THE “CORPORATION”)

AND TO:	EIGHT CAPITAL (THE “AGENT”)

The undersigned (the “Subscriber”) hereby subscribes for and agrees to purchase from the Corporation, on the terms and conditions herein (the “Subscription Agreement”) that number of unsecured convertible debentures of the Corporation set out below (the “Convertible Debentures”) at a price of US$1,000.00 per Convertible Debenture (the “Subscription Price”). The Convertible Debentures will bear interest at a rate of 7.0% per annum from the Closing Date (as defined herein), payable semi-annually in arrears on June 30 and December 30 of each year, and will mature 36 months from the Closing Date. The Convertible Debentures will be convertible at the option of the holder to subordinate voting shares of the Corporation (the “Underlying Shares”) at a price of US$• (the “Conversion Price”) (being CAD$• multiplied by the Exchange Rate (as defined below)) per Underlying Share, subject to customary adjustment provisions in certain stated circumstances.

Upon conversion of the Convertible Debentures, the holder shall receive a cash payment equal to the accrued and unpaid interest due on the Convertible Debentures being so converted on and including the date of conversion. Additionally, all final definitive terms of the Convertible Debentures shall be set forth in the Debenture certificate (the “Debenture Certificate”) for the Convertible Debentures to be entered into by the Corporation on or prior to the Closing Date. “Exchange Rate” shall mean the Bank of Canada USD/CAD exchange rate on the date that is 2 business days prior to the issuance of the Convertible Debentures.

At any time after the date that is four months and one day following the Closing Date, the Corporation may require the holder of the Convertible Debentures to convert all but not less than all of the then outstanding principal amount of the Convertible Debentures at the Conversion Price, provided that the Corporation gives 30 days’ advance written notice of such conversion to the holder, which notice may be given if, at any time after the date that is four months and one day following the Closing Date, the daily volume weighted average trading price (“VWAP”) of the Underlying Shares on the CSE (as defined herein), or such other Canadian stock exchange on which the Underlying Shares are listed and posted for trading, is greater than a 40% premium to the Conversion Price for any 10 consecutive trading days (the “VWAP Days”), subject to such conversion being permitted under the policies of the exchange. For greater certainty, VWAP Days shall not include any trading day during the four months following the Closing Date. Notwithstanding the foregoing, the Corporation shall not be permitted to force conversion of the Convertible Debentures if the Underlying Shares will be subject to restrictions on resale in Canada upon conversion, other than restrictions on resale imposed by a subsequent transfer of the Convertible Debentures during the restricted period.

[Concurrently with the issuance of the Convertible Debentures, the Subscriber shall receive warrants of the Corporation (“Warrants”) equal to •% of the number of Underlying Shares issuable upon the conversion of the Convertible Debentures purchased hereunder (rounded down to the nearest whole number). Each Warrant shall entitle the holder thereof to acquire one subordinate voting share of the Corporation (the “Warrant Shares”) at an exercise price of CAD$• per Warrant Share, subject to customary adjustment provisions in certain stated circumstances, until the date that is 36 months from the Closing Date. Additionally, all final definitive terms of the Warrants shall be set forth in the warrant certificate (the “Warrant Certificate”) for the warrants to be issued by the Corporation on or prior to the Closing Date.]

The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Convertible Debentures [and Warrants]” including without limitation the terms, representations, warranties, covenants, certifications and acknowledgements set forth in the applicable Schedule attached thereto. The Subscriber further agrees, without limitation, that the Corporation and the Agent may rely upon the Subscriber’s representations, warranties, covenants, certifications and acknowledgements contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Subscriber Information and Signature

Number of Convertible Debentures: x US$1000
(Name of Subscriber)
=

Account Reference (if applicable):

By:		Aggregate Subscription Price:
(the “Subscription Amount”)

Authorized Signature		[Number of Warrants:]

(Official Capacity or Title – if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the Subscriber printed above)

(Subscriber’s Residential Address, including Postal Code)

(Subscriber’s Telephone Number )	(Email Address)

The Subscriber hereby provides the following registration instructions in connection with the Convertible Debentures [and Warrants] being purchased hereunder.

Account Registration Information	Number and kind of securities of the Corporation held, directly or indirectly, if any:

(Name)

State whether Subscriber is an Insider of the Corporation:
(Account Reference, if applicable)	Yes [ ] No [ ]

(Address, including Postal Code)

State whether Subscriber is a Registrant Yes [ ] No [ ]

Note: A Registrant means a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to the Securities Laws (as defined herein), or a Person (as that term is defined herein) registered or otherwise required to be registered under the Securities Laws.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR CONVERTIBLE DEBENTURES [AND WARRANTS]

ARTICLE 1 - INTERPRETATION

1.1	Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Agency Agreement” means the agency agreement dated May 10, 2019 between the Agent, as agent, and the Corporation in connection with the Offering.

“Business Day” means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Ontario, and (b) a day on which banks are generally closed in the Province of Ontario.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Control Person” shall have the meaning ascribed to such term in Section 1(1) of the Securities Act (Ontario).

“Conversion Price” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.

“Convertible Debentures” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.

“Corporation” means Harvest Health & Recreation Inc. and includes any successor corporation to or of the Corporation.

“CSE” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.

“Debenture Certificate” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.

“Designated Province” means the province of British Columbia.

“ELEA” shall have the meaning ascribed to such term in Section 6.3(f).

“FAME” shall have the meaning ascribed to such term in Section 6.3(f)(iii).

“including” means including without limitation.

“Insider” means (i) a director or officer of the Corporation (or a subsidiary of the Corporation), (ii) any Person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over, directly or indirectly, voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding, or (iii) a director or officer of an Insider of the Corporation.

“International Jurisdiction” shall have the meaning ascribed to such term in Section 6.3(a).

“Material Subsidiaries” means the entities listed in Schedule “D”.

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“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

“Offering” means the Offering by the Corporation of the Convertible Debentures [and Warrants] pursuant to the terms set forth in this Subscription Agreement.

“Offering Fee” shall have the meaning ascribed to such term in Section 8.1.

“permitted participant” shall have the meaning ascribed to such term in Section 6.3(f)(ii).

“Person” includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Prospectus Directive” shall have the meaning ascribed to such term in Section 6.3(f).

“Registrant” means a dealer, adviser, investment fund manager, ultimate designated person or chief compliance officer as those terms are used pursuant to the Securities Laws, or a Person registered or otherwise required to be registered under the Securities Laws.

“Regulations” shall have the meaning ascribed to such term in Section 6.3.

“Securities Commission” means the British Columbia Securities Commission.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in the Designated Province, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulator in the Designated Province, and the rules and policies of the CSE.

“SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators.

“Subscriber” means the subscriber for the Convertible Debentures [and Warrants] as set out on page 1 of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including the Schedule attached hereto) and any instrument amending this Subscription Agreement; “herein”, “hereof”, “hereto”, “hereunder”, and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.

“Underlying Shares” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Person” means a “U.S. person” as such term is defined in Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“VWAP” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.

“VWAP Days” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.

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[“Warrants” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.]

[“Warrant Shares” shall have the meaning ascribed to such term on page 1 of this Subscription Agreement.]

1.2	Number and Gender

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and vice versa and words importing persons shall include firms and corporations and vice versa.

1.3	Subdivisions and Headings

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1	Description of Schedule

The following is the Schedule attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A”	-	Contact Information – Securities Regulatory Authority
Schedule “B”	-	Term Sheet
Schedule “C”	-	Accredited Investor Certificate
Schedule “D”	-	Material Subsidiaries
Schedule “E”	-	Acknowledgement Re Security for Debentures

ARTICLE 3 - SUBSCRIPTION AND DESCRIPTION OF CONVERTIBLE DEBENTURES

3.1	Subscription for the Convertible Debentures [and Warrants]

The Subscriber hereby confirms its subscription which, upon acceptance by the Corporation, will constitute an irrevocable agreement of the Subscriber to purchase from the Corporation, and of the Corporation to sell to the Subscriber, that number of Convertible Debentures [and Warrants] indicated on page 2 of this Subscription Agreement, on and subject to the terms and conditions set out in this Subscription Agreement. The Convertible Debentures form part of an of an aggregate of 100,000 Convertible Debentures, for gross proceeds of US$100,000,000. The Convertible Debentures are to be offered pursuant the terms of the Agency Agreement to be entered into on the Closing Date between the Corporation and the Agent. Further details of the Offering are set forth in the Term Sheet attached hereto as Schedule B.

ARTICLE 4- CLOSING

4.1	Closing

Delivery and sale of the Convertible Debentures [and Warrants] and payment of the Subscription Amount will be completed (the “Closing”) at the offices of the Corporation’s counsel, Cassels Brock & Blackwell LLP, in Toronto, Ontario at 8:00 a.m. (Toronto time) (the “Closing Time”) on ● or at such other date or time as the Corporation and the Subscriber may mutually agree (the “Closing Date”), provided such date is not later than a day mandated by the CSE. If, on or prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Agency Agreement have been complied with to the satisfaction of the Subscriber and the Agent, as applicable, or waived by the Subscriber or the Agent, as applicable, the Agent shall deliver to the Corporation the Subscription Agreement and the payment of the Subscription Amount for the Convertible Debentures [and the Warrants] against delivery of certificates representing the Convertible Debentures, [the Warrants] and such other documentation as may be required pursuant to this Subscription Agreement and the Agency Agreement.

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If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement and the Agency Agreement have not been complied with to the satisfaction of the Subscriber and the Agent, applicable, or waived by the Subscriber, the Corporation, the Agent and the Subscriber will have no further obligations under this Subscription Agreement.

4.2	Conditions of Closing of the Corporation

The Subscriber acknowledges that the obligation of the Corporation to, among other things, complete the purchase of the Convertible Debentures [and Warrants] by the Subscriber is subject to the fulfillment of the following conditions prior to the Closing Time:

(a)	payment by the Subscriber of the Subscription Amount by electronic money transfer to the Agent or such other payment method as may be agreed to by the Agent;

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement to the Agent:

Eight Capital

100 Adelaide Street West, Suite 2900

Toronto, ON M5H 1S3

Email:	pmcbride@viiicapital.com
Attention:	Patrick McBride

(c)	the Subscriber having executed and returned to the Corporation, at the Corporation’s request, all other documents as may be reasonably required by the Securities Laws or any other laws for delivery by the Corporation on behalf of the Subscriber;

(d)	the Corporation having accepted the Subscriber’s subscription;

(e)	the closing conditions contained in the Agency Agreement having being satisfied or waived by the relevant party; and

(f)	all documentation relating to the offer, sale and issuance of the Convertible Debentures [and the Warrants], including the Investment Agreement, being in form and substance satisfactory to the Corporation.

The conditions contained in this Section 4.2 of this Subscription Agreement are for the exclusive benefit of the Corporation and are subject to fulfillment on or before the Closing Time unless waived, in whole or in part, by the Corporation in its sole discretion by prior written notice given to the Subscriber.

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4.3	Conditions of Closing of the Subscriber

The Corporation acknowledges that the obligation of the Subscriber to, among other things, complete the purchase of the Convertible Debentures [and Warrants] from the Corporation is subject to the fulfillment of the following conditions prior to the Closing Time:

(a)	the Subscriber shall have received a certificate, dated as of the Closing Date and addressed to the Subscriber, signed by the Chief Executive Officer and Chief Financial Officer of the Corporation, or such other officers or directors of the Corporation as the Subscriber may agree, certifying for and on behalf of the Corporation, and without personal liability, to the best of the knowledge, information and belief of the persons so signing after due inquiry, that:

(i)	the Corporation having complied with, in all material respects, all the covenants and satisfied all the terms and conditions of this Subscription Agreement and the Agency Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(ii)	no order, ruling or determination having the effect of ceasing or suspending the trading in the Underlying Shares [and the Warrant Shares] or prohibiting the sale of the Debentures [and the Warrants] or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officer signing the certificate, contemplated or threatened under any relevant Canadian securities laws or by any regulatory authority;

(iii)	no material change relating to the Corporation and the Material Subsidiaries on a consolidated basis having occurred since the date hereof with respect to which the requisite material change report has not been filed and there is no such disclosure having been made on a confidential basis that remains confidential; and

(iv)	the representations and warranties of the Corporation contained in this Subscription Agreement and in any certificates of the Corporation delivered pursuant to or in connection with this Subscription Agreement, being true and correct in all material respects as at the Closing Time, with the same force and effect as if made on and as at the Closing Time;

(b)	the Subscriber shall have received at the Closing Time a certificate dated the Closing Date, signed by an officer of the Corporation addressed to the Subscriber, with respect to the constating documents of the Corporation, all resolutions of the Corporation’s board of directors relating to the Offering and otherwise pertaining to the issue and sale of the Convertible Debentures [and the Warrants] and the transactions contemplated hereby and thereby and the incumbency and specimen signatures of signing officers;

(c)	the Subscriber shall have received at the Closing Time legal opinions from Cassels Brock & Blackwell LLP, Canadian counsel to the Corporation, in form and substance satisfactory to the Subscriber, acting reasonably, dated as of the Closing Date, with respect to such matters that are customary in transactions similar to the Offering, subject to customary assumptions, qualifications and limitations;

(d)	the Subscriber shall have received a legal opinion from legal counsel to each Material Subsidiary, addressed to the Subscriber with respect to: (i) the existence of each Material Subsidiary; (ii) the issued and outstanding securities of each Material Subsidiary and the securities thereof held by the Corporation or a Material Subsidiary; and (iv) the corporate power and capacity of each Material Subsidiary to legally carry on its business and activities and to own and lease property and assets, in form and substance satisfactory to the Subscriber, acting reasonably, dated as of the Closing Date, with respect to such matters that are customary in transactions similar to the Offering, subject to customary assumptions, qualifications and limitations;

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(e)	the closing conditions contained in the Agency Agreement having being satisfied or waived by the relevant party;

(f)	the Subscriber shall have received a certificate of status or the equivalent in respect of (i) the Corporation, dated within two business days of the Closing Date, and (ii) each of the Material Subsidiaries, dated within a reasonable period of time before the Closing Date;

(g)	the Subscriber shall have received copies of any required filings with the CSE in respect of the issuance of the Convertible Debentures [and the Warrants] and listing of the Debenture Shares [and Warrant Shares] to be listed on the CSE;

(h)	the Subscriber and the Corporation shall have entered into an investment agreement (the “Investment Agreement”) in respect of the issue and sale of four additional tranches of up to an additional 400,000 (in equal tranches of 100,000) debentures convertible into subordinate voting shares (“Additional Underlying Shares”) of the Corporation (the “Additional Convertible Debentures”) in accordance with the terms set out in such Investment Agreement at a price of US$1,000 per Additional Debenture and, (i) with respect to the first tranche, warrants (“Additional Warrants”) exercisable for subordinate voting shares (“Additional Warrant Shares”) of the Corporation in an amount equal to 40% of the Additional Underlying Shares issuable upon conversion of the Additional Convertible Debentures in that tranche; and (ii) with respect to the second tranche, Additional Warrants exercisable for Additional Warrant Shares in an amount equal to 20% of the Additional Underlying Shares issuable upon conversion of the Additional Convertible Debentures in that tranche, for additional gross proceeds of up to an additional US$400,000,000, on terms and conditions subject to the Subscriber in its sole discretion, acting reasonably;

(i)	the entering into and completion of securities loan arrangements for not less than ● subordinated voting shares of the Corporation between the Subscriber and certain shareholders of the Corporation for a period of 36 months from the Closing Date, on terms and conditions satisfactory to the Subscriber in its sole discretion, acting reasonably, including, without limitation, that such common shares subject to the securities loan arrangements are free of any resale restrictions or any legend intended to restrict their sale;

(j)	the Corporation shall have obtained all required regulatory and corporate approvals, and all requisite third party consents, to complete the offering, issue and sale of the Convertible Debentures [and the Warrants]; and

(k)	the representations and warranties of the Corporation contained in this Subscription Agreement being true and correct in all material respects at and as of the Closing Time.

The conditions contained in this section 4.3 of this Subscription Agreement are for the exclusive benefit of the Subscriber and are subject to fulfillment on or before the Closing Time unless waived, in whole or in part, by the Subscriber in its sole discretion by prior written notice given to the Corporation.

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ARTICLE 5– REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

5.1	Representations, Warranties and Covenants of the Corporation

By accepting this Subscription Agreement, the Corporation hereby represents and warrants to the Subscriber that the representations, warranties, covenants, certifications and acknowledgements made by the Corporation in the Agency Agreement are true and correct in all material respects as of the date hereof. The Corporation further agrees, without limitation, that the Subscriber shall have the benefit of and may rely upon the Corporation’s representations, warranties, covenants, certifications and acknowledgements contained herein and in the Agency Agreement. Such representations, warranties and covenants shall be deemed to be incorporated herein as if they are reproduced in their entirety (with such changes as are necessary in order to reflect that such representations, warranties, covenants, certifications and acknowledgements are being made by the Corporation to the Subscriber), shall form an integral part of this Subscription Agreement and shall survive the Closing and shall continue in full force and effect for the benefit of the Subscriber in accordance with the terms of the Agency Agreement. The Corporation acknowledges that, in making its decision to purchase the Convertible Debentures [and Warrants], the Subscriber is relying on this Subscription Agreement and the representations, warranties and covenants of the Corporation contained in the Agency Agreement.

ARTICLE 6– REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1	Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby acknowledges, represents [and Warrants] to, and covenants with, the Corporation and the Agent as follows and acknowledges that the Corporation and the Agent are relying on such acknowledgements, representations, warranties and covenants in connection with the transactions contemplated herein:

(a)	The Subscriber confirms that it:

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks (including the potential loss of its entire investment) of its proposed investment in the Convertible Debentures [and the Warrants];

(ii)	is aware of the characteristics of the Convertible Debentures, the Underlying Shares, [the Warrants, and the Warrants Shares], and understands the risks relating to an investment therein; and

(iii)	is able to bear the economic risk of loss of its entire investment in the Convertible Debentures [and the Warrants].

(b)	The Subscriber confirms that the Subscriber is relying on the “accredited investor” exemption in NI 45-106, the Subscriber is purchasing the Convertible Debentures [and Warrants] as principal for the Subscriber’s own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Convertible Debentures or Warrants, the Subscriber is resident in or otherwise subject to the securities laws of the jurisdiction set out at the “Subscriber’s Address” on page 2 of this Subscription Agreement and (A) the Subscriber is, and at the Closing Time will be, an “accredited investor” (as such term is defined in NI 45-106) and reproduced in Appendix “A” to Schedule “C” of this Subscription Agreement or the Securities Act (Ontario)), (B) the Subscriber is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada, (C) the Subscriber was not created or used solely to purchase or hold securities as an accredited investor, (D) the Subscriber has concurrently executed and delivered a Representation Letter in the form attached as Schedule “C” to this Subscription Agreement (and has initialled Appendix “A” thereto indicating that the Subscriber satisfies one of the categories of “accredited investor” set out in such Appendix).

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(c)	The acknowledgements, representations, warranties, covenants and information of the Subscriber contained herein are true and correct as of the date hereof and will be true and correct as of the Closing Time.

(d)	The Subscriber is aware that the Convertible Debentures, the Underlying Shares, [the Warrants and the Warrants Shares] have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that the Convertible Debentures, the Underlying Shares, [the Warrants and the Warrants Shares] may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act and applicable state securities laws or compliance with the requirements of an exemption from registration therefrom and it acknowledges that the Corporation has no current intention of filing a registration statement under the U.S. Securities Act or applicable state securities laws in respect of such securities.

(e)	The Subscriber is not a U.S. Person and is not acquiring the Convertible Debentures or [the Warrants] for the account or benefit of a U.S. Person or a Person in the United States.

(f)	The Convertible Debentures [and the Warrants] have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Convertible Debentures [and the Warrants] and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered.

(g)	The Subscriber undertakes and agrees that it will not offer or sell any of the Convertible Debentures, the Underlying Shares, [the Warrants and the Warrants Shares] in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirement is available.

(h)	The Subscriber represents [and Warrants] that, to its knowledge, the offer, sale and issuance of the Convertible Debentures [and the Warrants] to the Subscriber under this Agreement is not a transaction, or part of a chain of transactions which, although in technical compliance with an available exemptions under the U.S. Securities Act, is part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

(i)	This Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber.

(j)	The Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Convertible Debentures [and the Warrants] as contemplated herein and to carry out and perform its covenants and obligations under the terms of this Subscription Agreement.

(k)	The Subscriber is not acting jointly or in concert with any other subscriber in connection with the Offering for the purpose of the acquisition of the Convertible Debentures [and the Warrants].

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(l)	If required by applicable Securities Laws, the Agent or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Convertible Debentures [and the Warrants] as may be required by any securities commission, stock exchange or other regulatory authority.

(m)	The Subscriber has been advised to consult its own legal advisors with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated by this Subscription Agreement, including trading in the Convertible Debentures, the Underlying Shares, [the Warrants, and the Warrants Shares], and with respect to the hold periods imposed by the Securities Laws of the Designated Province and other applicable securities laws, and acknowledges that no representation has been made by the Corporation or the Agent respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber to resell such securities, that the Subscriber is solely responsible to find out what these restrictions are, that the Subscriber is solely responsible (and neither the Corporation nor the Agent are in any way responsible) for compliance with applicable resale restrictions and that the Subscriber is aware that it may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(n)	The Subscriber has not received or been provided with a prospectus, offering memorandum (within the meaning of the Securities Laws) or any sales or advertising literature in connection with the Offering or any document purporting to describe the business and affairs of the Corporation which has been prepared by the Corporation or the Agent for review by prospective purchasers to assist in making an investment decision in respect of the Convertible Debentures [and the Warrants] and the Subscriber’s decision to subscribe for the Convertible Debentures [and the Warrants] was not based upon, and the Subscriber has not relied upon, any oral or written representations as to facts made by or on behalf of the Corporation or the Agent, or any employee, agent or affiliate thereof or any other person associated therewith, except as set forth herein. The Subscriber’s decision to subscribe for the Convertible Debentures [and the Warrants] was based solely upon this Subscription Agreement, the representations, warranties and covenants of the Corporation contained in Article 5 and information about the Corporation which has been filed by it under its corporate profile on the SEDAR website at www.sedar.com (any such information having been obtained by the Subscriber without independent investigation or verification by Eight Capital).

(o)	Neither the Corporation nor the Agent, nor any of their directors, employees, officers, affiliates or agents has made any written or oral representations:

(i)	that any Person will resell or repurchase the Convertible Debentures or [the Warrants];

(ii)	that any Person will refund all or any part of the Subscription Amount; or

(iii)	as to the future price or value of the Convertible Debentures, the Underlying Shares, [the Warrants], or the Warrant Shares.

(p)	The Subscriber is not purchasing the Convertible Debentures [and the Warrants] with knowledge of any material information concerning the Corporation that has not been generally disclosed.

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(q)	The subscription for the Convertible Debentures [and the Warrants] has not been made through or as a result of and the distribution of the Convertible Debentures [and the Warrants] is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(r)	The funds representing the Subscription Amount which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. The Subscriber represents and covenants that (a) to the best of its knowledge, none of the Subscription Amount to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Corporation and the Agent if the Subscriber discovers that any of such representations ceases to be true and shall provide the Corporation and the Agent with appropriate information in connection therewith.

6.2	Further Acknowledgments and Covenants of the Subscriber

The Subscriber acknowledges, covenants and agrees as follows:

(a)	There are risks associated with the purchase of the Convertible Debentures [and the Warrants] and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar authority has reviewed or passed on the merits of the Convertible Debentures or [the Warrants] nor have any such agencies or authorities made any recommendations or endorsement with respect to the Convertible Debentures or the Warrants.

(b)	The Convertible Debentures, Underlying Shares, [the Warrants and the Warrants Shares] may be subject to statutory resale restrictions under the Securities Laws of the Designated Province and under other applicable securities laws, and the Subscriber covenants that it will not resell the Convertible Debentures, the Underlying Shares, [the Warrants, or the Warrant Shares] except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and neither the Corporation nor the Agent are in any way responsible) for such compliance.

(c)	The Subscriber’s ability to transfer the Convertible Debentures, the Underlying Shares, [the Warrants, and the Warrants Shares] is limited by, among other things, applicable Securities Laws.

(d)	The Convertible Debentures [and the Warrants] shall have attached to them a legend setting out resale restrictions under applicable Securities Laws substantially in the following form (and with the necessary information inserted):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED].”]

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(e)	The Agent and/or their directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(f)	The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Convertible Debentures, the Underlying Shares, [the Warrants, and the Warrants Shares] pursuant to such exemption:

(i)	certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber;

(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(iii)	the Subscriber may not receive information that would otherwise be required to be given under the Securities Laws; and

(iv)	the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws.

(g)	The offer, issuance, sale and delivery of the Convertible Debentures, the Underlying Shares, [the Warrants, and the Warrants Shares] is conditional upon such sale being exempt from the prospectus filing or registration requirements and the requirements to deliver an offering memorandum in connection with the distribution of the Convertible Debentures [and the Warrants] under the Securities Laws of the Designated Province or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus.

(h)	The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current shareholders or securityholders of the Corporation, including the Subscriber.

(i)	There is no government or other insurance covering the Convertible Debentures, the Underlying Shares, [the Warrants, or the Warrant Shares].

(j)	Legal counsel retained by the Corporation and legal counsel retained by the Agent are acting as counsel to the Corporation and the Agent respectively, and not as counsel to the Subscriber.

(k)	The Subscriber acknowledges that this Subscription Agreement requires the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Convertible Debentures [and the Warrants] under the Securities Laws and other applicable securities laws and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Canada Revenue Agency or other taxing authorities, and (c) legal counsel to the Corporation and the Agent and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber consents to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

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(l)	The Subscriber acknowledges and consents to the collection, use and disclosure of personal information, including information provided by the Subscriber on page 2 of this Subscription Agreement, by the CSE and its affiliates, authorized agents, subsidiaries and divisions, including the CSE for the following purposes: (i) to verify personal information that has been provided about each individual, (ii) to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the issuer or its associates or affiliates, (iii) to conduct enforcement proceedings, and (iv) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the CSE, Securities Laws and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada. As part of this process, the Subscriber further acknowledges that the CSE also collects additional personal information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished. The personal information collected by the CSE may also be disclosed (i) to the aforementioned agencies and organizations or as otherwise permitted or required by law and may be used for the purposes described above for their own investigations, and (ii) on the CSE’s website or through printed materials published by or pursuant to the directions of the CSE. The CSE may from time to time use third parties to process information and/or provide other administrative services and may share information with such third party services providers.

(m)	The information provided by the Subscriber on page 2 of this Subscription Agreement identifying the name, address and telephone number of the Subscriber, the number of Convertible Debentures [and Warrants] being purchased hereunder, the Subscription Amount, the Closing Date and the exemption that the Subscriber is relying on in purchasing the Convertible Debentures [and Warrants] will be disclosed to the Securities Commission, and such information is being indirectly collected by the Securities Commission under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of the Designated Province and policy development. The Subscriber hereby authorizes the indirect collection of such information by the Securities Commission. In the event the Subscriber has any questions with respect to the indirect collection of such information by the Securities Commission, the Subscriber should contact the securities regulatory authority at the contact details provided in Schedule “A”.

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6.3	Further Acknowledgements, Representations, Warranties and Covenants of Subscribers who are not U.S. Purchasers and who were not in Canada and not resident in Canada when the offer to purchase Convertible Debentures was received or signed.

If the Subscriber is not resident in Canada, and not in Canada when the offer to purchase Convertible Debentures [and Warrants] was received, the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants, covenants and acknowledges to the Corporation and Eight Capital (and acknowledges that the Corporation and Eight Capital are relying thereon) at the date hereof and the Closing Time that:

(a)	The Subscriber is not a U.S. Person, was not offered the Convertible Debentures [and Warrants] in the United States, and did not sign this Subscription Agreement in the United States.

(b)	The Subscriber is knowledgeable of, or has been independently advised as to, the applicable Securities Laws of the country that the Subscriber is resident in (the “International Jurisdiction”) which would apply to this Subscription Agreement, if any.

(c)	The Subscriber is purchasing the Convertible Debentures, Underlying Shares, [Warrants and Warrants Shares] pursuant to exemptions from any prospectus, registration or similar requirements under the applicable Securities Laws of that International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Convertible Debentures, Underlying Shares, Warrants [and Warrants Shares] under the applicable Securities Laws of the International Jurisdiction without the need to rely on an exemption.

(d)	The applicable Securities Laws of the International Jurisdiction in which the Subscriber resides do not require the Corporation or Eight Capital to prepare and file a prospectus, registration statement or similar document or to be registered with or to file any report or notice with any governmental or regulatory authority or to register the Convertible Debentures, Underlying Shares, Warrants or Warrant Shares or to otherwise comply with any continuous disclosure obligations under the applicable Securities Laws of the International Jurisdiction or to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction.

(e)	The delivery of this Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Convertible Debentures [and Warrants] to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to or comply with any disclosure, prospectus or other offering document or reporting requirements under any such applicable laws.

(f)	The Subscriber will, if requested by the Corporation, Eight Capital or their respective counsel, deliver to the Corporation and Eight Capital a certificate or opinion of local counsel from the International Jurisdiction in which the Subscriber resides which will confirm the matters referred to in subsections (d), (e) and (f) above to the satisfaction of the Corporation and Eight Capital and their respective counsel, acting reasonably.

(g)	In addition, if the Subscriber, or any other purchaser for whom it is acting hereunder, is resident in or otherwise subject to applicable Securities Laws of a member state (“Member State”) of the European Economic Area (“ELEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”) other than the United Kingdom, the Subscriber (as principal for its own account or acting as agent for a Disclosed Principal who is disclosed on page 2 of the Subscription Agreement) represents and warrants that it is either:

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(i)	(1) a qualified investor within the meaning of the law in that Member State of the ELEA which implements Article 2(1)(e) of the Prospectus Directive; and (2) is not acting as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, or, if so acting (I) the Convertible Debentures [and Warrants] which it proposes to acquire are not being acquired on behalf of, nor are they being acquired with a view to their offer or resale to, persons in a Member State of the ELEA other than qualified investors as defined in the Prospectus Directive or persons who have agreed to purchase at least €50,000 worth of Convertible Debentures; or (ii) where it proposes to acquire Convertible Debentures [and Warrants] on behalf of persons in a Member State of the ELEA other than qualified investors or persons who have agreed to purchase at least €50,000 worth of Convertible Debentures, the offer of those Convertible Debentures [and Warrants] to it is not treated under the Prospectus Directive as having been made to such persons; or

(ii)	not a qualified investor within the meaning of the law in that Member State of the ELEA which implements Article 2(1)(e) of the Prospectus Directive; and is purchasing at least €50,000 worth of Convertible Debentures (collectively, a “permitted participant”).

In addition, if the Subscriber, or any other purchaser for whom it is acting hereunder, is resident in or otherwise subject to applicable Securities Laws of the United Kingdom:

(iii)	(a) the Subscriber is either: (1) purchasing the Convertible Debentures [and Warrants] as principal for its own account, (2) acting as agent for a Disclosed Principal who is disclosed on page 2 of the Subscription Agreement and who is purchasing the Convertible Debentures [and Warrants] as principal for its own account; or (3) purchasing the Convertible Debentures [and Warrants] on behalf of discretionary client(s) in circumstances where section 86(2) of the Financial Services and Markets Act 2000 (“FAME”) applies;

(iv)	the Subscriber (and if the Subscriber is purchasing as agent for a Disclosed Principal, the Disclosed Principal) is a person in the United Kingdom who: (1) is a permitted participant, (2) is a “qualified investor” for the purposes of section 86(7) of the FAME, (3) is such a person as is referred to in Article 19 (investment professionals) or Article 49 (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; and (4) has complied with and undertakes to comply with all applicable provisions of the FAME and other applicable Securities Laws with respect to anything done by it in relation to the Convertible Debentures [and Warrants] in, from or otherwise involving the United Kingdom; and

it confirms that, to the extent applicable to it, it is aware of, has complied and will comply with its obligations in connection with the Criminal Justice Act 1993, the Proceeds of Crime Act 2002 and Part VIII of the FAME, it has identified its clients in accordance with the Money Laundering Regulations 2003 (the “Regulations”) and has complied fully with its obligations pursuant to the Regulations and will, as a condition precedent of any acceptance of this subscription, provide all such information and documents as may be required in relation to it (or any person on whose behalf it is acting as agent) that may be required by the Corporation or any agent or person acting for it in order to discharge any obligations under the Regulations.

6.4	Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation, the Agent and their respective legal counsel, including in determining the Subscriber’s eligibility to purchase the Convertible Debentures [and the Warrants]. The Subscriber further agrees that by accepting the Convertible Debentures [and the Warrants], the Subscriber shall be representing and warranting that such representations, warranties, covenants and acknowledgements are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time. The Subscriber undertakes to immediately notify the Corporation and the Agent of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

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ARTICLE 7- SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants

(a)	The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and continue in full force and effect for the benefit of the Corporation and the Agent for a period of three years following the Closing, in each case notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Agent with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Convertible Debentures, the Underlying Shares, [the Warrants], [or the Warrant Shares].

(b)	The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and continue in full force and effect for the benefit of the Subscriber and the Agent for a period of three years following the Closing, in each case notwithstanding such Closing or any investigation made by or on behalf of the Subscriber or the Agent with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Convertible Debentures, the Underlying Shares, [the Warrants], or the Warrant Shares.

ARTICLE 8 - FEES

8.1	Agency Agreement

The Subscriber acknowledges that the Convertible Debentures [and Warrants] will be issued as part of the Offering at the Subscription Price. For its services in connection with the Offering, at the Closing Time, the Agent will receive from the Corporation on Closing, a cash fee equal to 4.0% of the aggregate gross proceeds from the Offering (the “Offering Fee”). The Agent will also be entitled to reimbursement for reasonable fees and out-of-pocket expenses in connection with the distribution of the Convertible Debentures pursuant to the Offering and the reasonable legal fees and disbursements (plus applicable taxes) of the Agent’s legal counsel, subject to the terms and conditions of the Agency Agreement.

Other than the Offering Fee, no other commission or fee is payable by the Corporation in connection with the completion of the Offering.

ARTICLE 8 - MISCELLANEOUS

8.1	Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.2	Notices

(a)	Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted electronically tested prior to transmission to such party, as follows:

18

(i)	in the case of the Corporation, to:

Harvest Health & Recreation Inc.

1155 W. Rio Salado Parkway

Suite 201

Tempe, AZ 85281

Email:	[***]
Attention:	Brian Manning

with a copy (which shall not constitute notice) sent to:

Cassels Brock & Blackwell LLP

2100 Scotia Plaza

40 King Street West

Toronto, ON M5H 3C2

Email:	f[***]
Attention:	Frank DeLuca

(ii)	in the case of the Subscriber, at the address specified on the page 2 of this Subscription Agreement.

(b)	Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day, and if transmitted electronically, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

8.3	Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

8.4	Costs and Expenses

Subject to the Agency Agreement and Section 8.4 hereof, all costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.5	Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

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8.6	Entire Agreement

Except as contemplated hereby with respect to the Agency Agreement, this Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties hereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.7	Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original, PDF or faxed form and the parties adopt any signatures received by PDF or a receiving fax machine as original signatures of the parties.

8.8	Assignment

This Subscription Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

8.9	Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors (including any successor by reason of the amalgamation or merger of any party) and permitted assigns.

8.10	Language

It is the express wish of the Subscriber that this Subscription Agreement and any related documentation be drawn up in English only. Il est de la volonté expresse du souscripteur que la convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise uniquement.

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The Corporation hereby accepts the subscription for Convertible Debentures [and Warrants] as set forth on page 2 of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement this ____ day of ●.

HARVEST HEALTH & RECREATION INC.

Per:
Authorized Signing Officer

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SCHEDULE “A”

CONTACT INFORMATION – SECURITIES REGULATORY AUTHORITY

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

Public official contact regarding indirect collection of information: FOIP Coordinator

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

Email (regarding indirect collection of information): FOI-privacy@bcsc.bc.ca

Public official contact regarding indirect collection of information: FOI Inquiries

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593-8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact: Inquiries Officer

SCHEDULE “B”

TERM SHEET

(see attached)

SCHEDULE “C”

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS)

TO:	HARVEST HEALTH & RECREATION INC. (THE “CORPORATION”)

AND TO:	EIGHT CAPITAL (THE “AGENT”)

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Subscription Agreement to which this Schedule it is attached.

In connection with the purchase of Convertible Debentures [and Warrants] by the undersigned subscriber (the “Subscriber” for the purposes of this Schedule “C”, the undersigned hereby represents, warrants and certifies to and covenants with the Corporation that:

1.	The Subscriber is resident in the jurisdiction set out on the face page of the accompanying Subscription Agreement;

2.	The Subscriber is purchasing the Convertible Debentures [and Warrants] as principal for the Subscriber’s own account;

The Subscriber is an “accredited investor” within the meaning of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter;

The Subscriber was not created and is not used solely to purchase or hold securities as an accredited investor; and

The representations contained in this Representation Letter and in the attached Appendix “A” are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time. The Subscriber acknowledges that this Representation Letter and the attached Appendix “A” are incorporated into and form a part of the Subscription Agreement to which it is attached.

Dated: ______________________________ , 2019.

Print name of Subscriber

Authorized Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INDICATE THE APPLICABLE PARAGRAPH OF THE DEFINITION OF “ACCREDITED INVESTOR” ON THE ATTACHED

APPENDIX “A”

APPENDIX “A” TO SCHEDULE “C”

CANADIAN ACCREDITED INVESTOR CERTIFICATE

NOTE: THE INVESTOR MUST INDICATE BESIDE THE APPLICABLE PORTION OF THE DEFINITION OF

ACCREDITED INVESTOR SET OUT BELOW.

All monetary references set out in this Appendix “A” are stated in Canadian Dollars.

Accredited Investor - (defined in National Instrument 45-106 (“NI 45-106”) and Section 73.3(1) of the Securities Act (Ontario)) means:

(a)	except in Ontario, a Canadian financial institution, or a Schedule III bank; in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1(1) of the Securities Act (Ontario)

(b)	except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); in Ontario, the Business Development Bank of Canada;

(c)

except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

in Ontario, a subsidiary of any person or company referred to in clause (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

(d)

except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations;

(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

(e.1)	an individual formerly registered under the securities legislation of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(f)

except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

in Ontario, the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or the government of a province or territory of Canada;

(g)

except in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

in Ontario, a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Quebec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)

except in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada;

(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000();

(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded 300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialed.)

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n)

an investment fund that distributes or has distributed its securities only to:

(i)       a person that is or was an accredited investor (as defined in NI 45-106) at the time of the distribution;

(ii)       a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106; or

(iii)       a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a

(q)	a person acting on behalf of a fully managed account by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in NI 45-106);

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

For the purposes hereof:

“Canadian financial institution” means:

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or
(ii)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

"control person" has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds:

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer; or
(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“director” means a member of the board of directors of a company or an individual who performs similar functions for a company, and with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means:

(iii)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and
(iv)	in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons; and
(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“executive officer” means, for an issuer, an individual who is:

(v)	a chair, vice-chair or president;
(vi)	a vice-president in charge of a principal business unit, division or function including sales, finance or production; or
(vii)	performing a policy-making function in respect of the issuer;

“financial assets” means:

(viii)	cash;
(ix)	securities; or
(x)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation; “founder” means, in respect of an issuer, a person who:
(xi)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and
(xii)	at the time of the trade is actively involved in the business of the issuer;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

“investment fund” means a mutual fund or a non-redeemable investment fund;

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situate;

“non-redeemable investment fund” has the same meaning as in National Instrument 81-106 – Investment Fund Continuous Disclosure;

“person” includes:

(xiii)	an individual;
(xiv)	a corporation;

( )	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(xv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 Definitions opposite the name of the local jurisdiction;

“related liabilities” means:

(xvi)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
(xvii)	liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means, an individual who:

(xviii)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;
(i)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or
(xix)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

SCHEDULE “D”

MATERIAL SUBSIDIARIES

Arizona

Entity	Ownership
Harvest Dispensaries, Cultivations & Production Facilities, LLC (“Harvest DCP”)	Harvest Enterprises, Inc. – 100%
Abedon Saiz, LLC	Harvest DCP - 100%
BRLS Properties I LLC	Harvest DCP - 100%
BRLS Properties II LLC	Harvest DCP - 100%
Byers Dispensary, Inc.	Harvest DCP - 100%
Dream Steam LLC	Harvest DCP - 75% Harvest Enterprises, Inc. - 25%
Freckled Trout LLC	Harvest DCP - 100%
Harvest Arkansas Holding LLC	Harvest DCP – 90.2% Harvest Enterprises, Inc. – 9.8%
High Desert Healing, LLC	Harvest DCP - 100%
Harvest Mass Holding I, LLC	AZ-DEL Holdings, LLC – 7.27% Harvest Enterprises, Inc. – 92.73%
Harvest Michigan Holding, LLC	Harvest DCP – 7.25% Harvest Enterprises, Inc. – 92.75%
Nature Med, Inc.	Harvest DCP - 100%
Pahana, Inc.	Harvest DCP - 100%
Patient Care Center 301, Inc.	Harvest DCP - 100%
Randy Taylor Consulting LLC	Harvest DCP - 100%
Sherri Dunn, LLC	Harvest DCP - 100%
Svaccha, LLC	Harvest DCP - 100%
Verde Dispensary, Inc.	Harvest DCP - 100%

Arkansas

Entity	Ownership
Natural State Capital, LLC	Harvest Arkansas Holding, LLC – 51% Harvest Enterprises, Inc. – 49%
Natural State Wellness Investments, LLC	Harvest Arkansas Holding, LLC – 51% Zeta X, LLC – 49%
Natural State Wellness Dispensary, LLC	Natural State Wellness Investments, LLC – 1%
Natural State Wellness Enterprises, LLC	Natural State Capital, LLC – 1%

California

Entity	Ownership
Harvest of California, LLC	AZ-DEL Holdings, LLC – 7.25% Harvest Enterprises, Inc. – 92.75%
Harvest of Culver City, LLC	Harvest of California, LLC - 100%
Harvest of Hesperia, LLC	Harvest of California - 55% Route 66 River Holdings Inc.– 25% 247X Group Limited – 20%
Harvest of Lake Elsinore, LLC	Harvest of California - 75% Element 7, LLC – 25%
Harvest of Merced, LLC	Harvest of California, LLC - 83% Harvest Enterprises, Inc. – 5% Edgar Contreras – 5% Anna Blazevich – 5% Brian Vicente – 2%
Harvest of Moreno Valley, LLC	Harvest of California, LLC – 90% Harvest Enterprises, Inc. – 5% Regina Hayes – 5%
Harvest of Napa, Inc.	Harvest of California, LLC – 65% Elliott Taylor – 35%
Harvest of San Bernardino, LLC	Harvest of California, LLC – 80% Steve Mead – 5% Jason Gaston – 15%
Harvest of Santa Monica, LLC	Harvest of California, LLC – 71.5% Sam Dabass – 10% TJ Montemer – 3% West Poletti – 3% Blue Summer Partners, LLC – 7.5% Erika Waltz – 5%
Holdings of Harvest CA, LLC	Harvest of California, LLC – 100%
Harvest of Union City, LLC	Harvest of California, LLC – 97%
Kialia Nialia 3%
Hyperion Healing, LLC	Harvest of California, LLC – 60% Annie Bishop- 20.4% Danny Shu- 19.6%

Colorado

Entity	Ownership
CBx Enterprises, LLC	Harvest Enterprises, Inc. – 100%
CBx Sciences, LLC	CBx Enterprises, LLC – 100%

Delaware

Entity	Ownership
AZ-DEL Holdings, LLC	Harvest DCP – 100%
Harvest Enterprises, Inc.	Harvest Health & Recreation Inc. – 100%
Harvest FINCO, Inc.	Harvest Health & Recreation Inc. – 100%
SMPB Management, LLC	Harvest DCP of Pennsylvania, LLC – 85% Harvest Enterprises, Inc. – 15%
AINA We Would LLC	Harvest Enterprises, Inc. – 25%
Vulcan-Harvest, LLC	Harvest DCP of Nevada, LLC – 51% Vulcan Enterprises US – 49%

Florida

Entity	Ownership
Harvest DCP of Florida, LLC	Harvest DCP – 10% Harvest Enterprises, Inc. – 90%
San Felasco Nurseries, Inc.	Harvest Enterprises, Inc. – 100%
AINA-WW Hollywood LLC	AINA We Would LLC – 100%
AINA-CNBS Holdings LLC	Harvest Enterprises, Inc – 25%

Maryland

Entity	Ownership
Harvest DCP of Maryland, LLC	Harvest DCP – 42.8% Harvest Enterprises, Inc. – 52.2%
Town of Hancock – 5%
Harvest of Maryland Cultivation, LLC	Harvest DCP of Maryland, LLC – 100%
Harvest of Maryland Dispensary, LLC	Harvest DCP of Maryland, LLC – 100%
Harvest of Maryland Production, LLC	Harvest DCP of Maryland, LLC – 100%

Massachusetts

Entity	Ownership
Gogriz, LLC	Harvest Mass Holding I, LLC – 100%
Suns Mass, Inc.	Harvest Mass Holding I, LLC – 100%
Suns Mass II, LLC	Harvest Mass Holding I, LLC – 100%
Suns Mass III, LLC	Harvest Mass Holding I, LLC – 100%

Michigan

Entity	Ownership
Harvest Delta of Michigan, LLC	Harvest Michigan Holding, LLC – 50% Harvest Enterprises, Inc. – 50%

Nevada

Entity	Ownership
BRLS NV Properties V, LLC	Harvest DCP of Nevada, LLC – 100%
Harvest DCP of Nevada, LLC	Harvest DCP – 100%
Harvest of Nevada LLC	Harvest DCP of Nevada, LLC – 94% (Held by Steve White on behalf of the Company) Gary Pinkston – 5% Felicia Frierson – 1%
CBx Essentials, LLC	CBx Enterprises, LLC – 100%

New Jersey

Entity	Ownership
Harvest DCP of New Jersey, LLC	Harvest DCP – 100%

North Dakota

Entity	Ownership
Harvest DCP Holding of North Dakota, LLC	Harvest DCP – 100%
Harvest of Williston, LLC	Harvest DCP Holding of North Dakota, LLC –
(HOFW, LLC)	100% (Held by Steve White on behalf of the Company)
Harvest of Bismarck-Mandan, LLC (HOFB, LLC)	Harvest DCP Holding of North Dakota, LLC – 95% (Held by Steve White on behalf of the Company) Gary Pinkston – 5%

Ohio

Entity	Ownership
Harvest of Ohio, LLC	Ariane Kirkpatrick – 51% Steve White – 49%
BRLS OH Properties III, LLC	Harvest DCP of Ohio, LLC – 100%
Harvest DCP of Ohio, LLC	Harvest DCP – 100%
Harvest Grows Management, LLC	Harvest DCP of Ohio, LLC – 94.75% Harvest Enterprises, Inc. – 5.25%
Harvest Grows Properties, LLC	Harvest DCP of Ohio, LLC – 100%
Harvest of Ohio Management, LLC	Harvest DCP of Ohio, LLC – 94.75% Harvest Enterprises, Inc. – 5.25%

Pennsylvania

Entity	Ownership
Harvest DCP of Pennsylvania, LLC	Harvest DCP – 100%
Harvest of PA Management, LLC	Harvest DCP of Pennsylvania, LLC – 81% Harvest Enterprises, Inc. – 10% Valetta Stewart – 1.5% Gary Pinkston – 5% Bronstein Consulting, LLC – 2.5%
SMPB Retail, LLC	Alicia Didonato – 100%
Harvest of Southeast PA, LLC	Valetta Stewart – 51% Steve White 49%
Harvest of Northeast PA, LLC	Valetta Stewart – 51% Steve White 49%
Harvest of South Central PA, LLC	Valetta Stewart – 51% Steve White 49%
Harvest of North Central PA, LLC	Valetta Stewart – 51%
Steve White 49%
Harvest of Southwest PA, LLC	Valetta Stewart – 51% Steve White 49%
Harvest of Northwest PA, LLC	Valetta Stewart – 51% Steve White 49%

SCHEDULE “E”

ACKNOWLEDGEMENT RE SECURITY FOR DEBENTURES

TO:	BRIDGING FINANCING INC., AS AGENT (“Bridging”)

RE:	Offering of US$500 million of unsecured convertible debentures (the “Debentures”) by Harvest Health & Recreation Inc. (the “Company”) in tranches of US$100 million per tranche, on the terms set out in term sheet (the “Term Sheet”) attached as Schedule B.

The undersigned hereby acknowledges that it is a subscriber in the closing of the ● tranche of Debentures and that the Debentures referred to in the Term Sheet are unsecured obligations of the Company and the undersigned confirms, covenants and agrees to and in favour of Bridging that the undersigned will not seek security in respect of the obligations under the Debentures from the Company or any affiliate of the Company.

DATED this        day of ●.

Per:

Name:
Title:

SCHEDULE “B”

Form of Convertible Debenture

(See attached)

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●.

HARVEST HEALTH & RECREATION INC.

7.00% UNSECURED CONVERTIBLE DEBENTURE DUE ●

DEBENTURE

CERTIFICATE NUMBER: CD-2019-A-●	PRINCIPAL AMOUNT: US$●

HARVEST HEALTH & RECREATION INC., a corporation incorporated under the laws of the Province of British Columbia, Canada (the “Borrower”), for value received, hereby acknowledges itself indebted and promises to pay to or to the order of Gundy Co. in trust for [***] (hereinafter referred to as the “Lender” or the “Debentureholder”), the principal amount of ● dollars (US$●) (the “Principal Amount”) in lawful money of the United States of America in the manner hereinafter provided at the foregoing address of the Lender, or at such other place or places as the Lender may designate by notice in writing to the Borrower, on ●, or such earlier date as the Principal Amount may become due and payable (the “Maturity Date”), and to pay interest to the Lender on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgment.

The Debentureholder has the right, from time to time and at any time prior to 5:00 p.m. (Eastern time) on the Business Day (as defined herein) immediately preceding the Maturity Date, to convert all or any portion of the outstanding Principal Amount into Common Shares (as defined herein), at a price, with respect to the Principal Amount of the Debenture, equal to the Conversion Price (as defined herein), subject to adjustment in certain events, together with any accrued and unpaid interest owing thereon on the Conversion Date (as defined herein). Beginning on the date that is four months plus one day following the Closing Date, if, for any ten (10) consecutive VWAP Days (as defined herein), the VWAP (as defined herein) of the Common Shares on the Exchange (as defined herein) is greater than $●, the Borrower has the right to require the Debentureholder to convert all but not less than all of the Principal Amount then outstanding under this Debenture at the Conversion Price on not less than thirty (30) days’ written notice.

Unless the Lender exercises the Conversion Right (as defined herein) or the Borrower exercises the Accelerated Conversion Right (as defined herein) attached to this Debenture, the Principal Amount owing, or the portion of the Principal Amount which has yet to be converted, together with any accrued and unpaid interest owing thereon and all other amounts now or hereafter payable hereunder (collectively, the “Obligations”) shall be due and payable on the Maturity Date in accordance with the terms hereof. This Debenture is issued subject to the terms and conditions appended hereto as Schedule A.

(Signature page follows)

IN WITNESS WHEREOF, the Borrower has caused this Debenture to be executed by a duly authorized officer. DATED for reference this ●th day of ●, ●.

HARVEST HEALTH & RECREATION INC.

Per:
●
●

Schedule A – Terms and Conditions for 7.00% Senior Unsecured Convertible Debenture

ARTICLE 1 – INTERPRETATION

Section 1.1 Definitions

In this Debenture, the following terms shall have the following meanings:

(1) “Accelerated Conversion Notice” has the meaning attributed thereto in Section 4.2;

(2) “Accelerated Conversion Right” means the right attached to this Debenture which permits the Borrower to require the Debentureholder to convert the Principal Amount into Common Shares in accordance with Article 4;

(3) “Accelerated Issue Date” has the meaning attributed thereto in Section 4.2;

(4) “Business” means the business of the Borrower and it Material Subsidiaries being (a) the business of the production, sale or distribution of cannabis or products or materials based on, or that include, cannabis, including through the acquisition of assets or direct or indirect investment; or (b) other commercial activities relating to the production, sale or distribution of cannabis or products or materials based on, or that include, cannabis, including through the acquisition of assets or direct or indirect investment;

(5) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario, Canada are authorized by law to close;

(6) “Canadian Securities Laws” means the Securities Act (Ontario) and the securities laws of any other province or territory of Canada, if applicable, and the rules, regulations and policies of any Canadian securities regulatory authority administering such securities laws, as the same shall be in effect from time to time;

(7) “Change of Control” means:

(a)	any transaction (whether by purchase, Merger or otherwise) whereby a Person or Persons acting jointly or in concert (within the meaning of applicable Canadian Securities Laws) directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Borrower, more than 50% of the aggregate votes attached to the Common Shares, multiple voting shares and super voting shares, voting as one class, that may be ordinarily cast at a general meeting;

(b)	the Borrower’s arrangement, amalgamation, consolidation or Merger with or into any other Person, or any Merger of another Person into the Borrower, unless the holders of voting securities of the Borrower immediately prior to such arrangement, amalgamation, consolidation or Merger hold securities representing 50% or more of the voting control or direction in the Borrower or the successor entity upon completion of the arrangement, amalgamation, consolidation or Merger; or

(c)	any conveyance, transfer, sale lease or other disposition of all or substantially all of the Borrower’s and the Borrower’s subsidiaries’ assets and properties, taken as a whole, to another arm’s length Person, provided that, for greater certainty, a Change of Control will not include the announced acquisition of Verano Holdings, LLC or any transactions contemplated to be completed in order to effect such acquisition;

(8) “Closing Date” means the closing date of the Offering;

(9) “Common Shares” means the subordinate voting shares in the capital of the Borrower or the common shares of the continuing corporation or other resulting issuer formed as a result of a Merger;

(10) “Conversion Date” has the meaning attributed thereto in Section 4.1;

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(11) “Conversion Price” means US$● (being $● divided by the Exchange Rate), subject to adjustment in certain events;

(12) “Conversion Right” has the meaning attributed thereto in Section 4.1;

(13) “Debentures” means this 7.00% senior unsecured convertible debenture and any other debentures substantially on the same terms as this debenture issued by the Borrower under the Offering;

(14) “Exchange” means the Canadian Securities Exchange, or such other Canadian stock exchange on which the Common Shares are listed and posted for trading;

(15) “Exchange Rate” means ●, being the U.S. dollar/Canadian dollar exchange published by the Bank of Canada on the date that is two Business Days prior to the Closing Date;

(16) “Event of Default” has the meaning attributed thereto in Section 6.1;

(17) “Interest Payment Date” means the last day of June and December in each year commencing on June 30, 2019, as well as the Maturity Date, and the date on which all or any portion of this Debenture is converted;

(18) “Issue Date” has the meaning attributed thereto in Section 4.2(1);

(19) “Material Subsidiaries” means the entities listed in Schedule “D”, and each, a “Material Subsidiary”;

(20) “Maturity Date” means ●;

(21) “Merger” means any transaction (whether by way of consolidation, amalgamation, arrangement, merger, transfer, sale or lease) whereby all or substantially all of the Borrower's assets would become the property of any other Person, or, in the case of any such consolidation, amalgamation, arrangement or merger, of the continuing corporation or other entity resulting therefrom;

(22) “Offering” means the offering of Debentures in the aggregate principal amount of up to US$100,000,000, to be issued and sold by the Borrower, as announced in the Borrower’s press release dated ●;

(23) “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof;

(24) “Permitted Acquisition” means, with respect to any Person, any transaction by which such Person acquires as a going concern the business of, or all or substantially all of the assets of any corporation or other business entity or division thereof or any other person, whether through purchase of assets, purchase of shares or other equity interests, amalgamation, merger, joint venture or otherwise, but in each case only if:

(a)	no Event of Default is continuing on the date of the acquisition or would occur as a result of such acquisition;

(b)	the relevant business is complementary to, or substantially the same as that carried on by such Person; and

(c)	either:

(i)	the Person or Persons from whom the acquisition is made are at arm’s length to such Person; or

(ii)	the acquisition is made from a non-arm’s length to such Person, and the aggregate purchase price for the acquisition (including any direct or indirect payments made to any of the vendors in connection therewith) does not exceed the fair market value of the business or assets being acquired;

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(25) “Subsidiary” means as to any Person, any corporation or other business entity in which such Person or one or more of its Subsidiaries owns, directly or indirectly, sufficient equity or voting interests to enable it or them (as a group) to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries;

(26) “Taxes” means any present or future income and other taxes, levies, rates, royalties, deductions, withholdings, assessments, fees, dues, duties, imposts and other charges of any nature whatsoever, together with any interest and penalties, additions to tax and other additional amounts, levied, assessed or imposed by any governmental authority;

(27) “trading day” means a day on which the Exchange is open for trading;

(28) “US Cannabis Laws” means all US federal laws, statutes and/or regulations as applicable to the production, trafficking, distribution, processing, extraction, sale, etc. of cannabis and cannabis related substances and products;

(29) “VWAP” means the daily volume weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade) on the Exchange; and

(30) “Warrants” has the meaning given to such term in Section 2.5.

Section 1.2 Headings

The inclusion of headings in this Debenture is for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.3 Currency

Unless otherwise indicated, all amounts in this Debenture are stated and shall be paid in currency of Canada.

Section 1.4 Number, Gender and Persons

Unless the context otherwise requires, words importing the singular in number only shall include the plural and vice versa, words importing the use of gender shall include the masculine, feminine and neuter genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

Section 1.5 Severability

If any provision of this Debenture is determined by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each such provision shall be interpreted in such a manner as to render them valid, legal and enforceable to the greatest extent permitted by applicable law. Each provision of this Debenture is declared to be separate, severable and distinct.

Section 1.6 Entire Agreement

This Debenture, including any schedules attached hereto, constitutes the entire agreement between the Borrower and the Lender relating to the subject matter hereof, and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, understandings, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof.

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ARTICLE 2 – PAYMENT OF PRINCIPAL, INTEREST AND OTHER CONSIDERATIONS

Section 2.1 Repayment of Principal

Subject to the terms and conditions hereof, the Principal Amount outstanding on this Debenture, together with any accrued and unpaid interest owing thereon, shall be repaid by the Borrower to the Lender on the Maturity Date. The Borrower shall satisfy its obligation to pay the Principal Amount outstanding on this Debenture, together with any accrued and unpaid interest owing thereon, on the Maturity Date, in cash.

Section 2.2 Interest Payable

Interest on the Principal Amount outstanding under this Debenture shall be at the rate of seven percent (7.00%) per annum, calculated and payable semi-annually in lawful currency of the United States of America, not in advance, on each Interest Payment Date, and shall be first payable on June 30, 2019. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The June 30, 2019 interest payment will represent accrued interest from the Closing Date to June 30, 2019. For greater certainty, such interest shall be payable before, during or after the occurrence of an Event of Default.

Section 2.3 Method of Paying of Interest

The Borrower shall satisfy its obligation to pay interest on the Debenture, on an applicable Interest Payment Date, in cash in lawful money of the United States of America, by sending payment of such interest by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Debentureholder, payable to the order of the registered Debentureholder appearing on the register maintained by the Borrower not later than the close of business on the 5th Business Day prior to the applicable Interest Payment Date. If payment of interest is make by prepaid ordinary mail it shall be sent to the Debentureholder’s last address appearing on the register, unless such Debentureholder otherwise directs.

Section 2.4 Rank

The Debentures will constitute direct unsecured obligations of the Borrower. Each Debenture will rank pari passu with each other Debenture in right of payment of unsecured principal and interest (regardless of their actual date or terms of issue).

Section 2.5 [Warrants

Upon issuance of this Debenture, the Borrower shall issue to the Debentureholder warrants to acquire that number of Common Shares of the Borrower (“Warrants”) equal to 40% of the number of Common Shares issuable upon the conversion of the Debenture, at an exercise price per share equal to $● for a period of thirty-six (36) months from the Closing Date, subject to adjustment in certain events as set out in the certificate for the Warrants. For greater certainty, the issuance of the Warrants to the Debentureholder are the warrants to be received by the Lender under the terms of the subscription agreement between the Debentureholder and the Borrower in respect of the Offering and is a condition of the purchase of the Debentures.]

ARTICLE 3 – REDEMPTION OR PURCHASE OF DEBENTURE

Section 3.1 Redemption, Exchange or Conversion if Change of Control

(1) The Borrower shall notify the Debentureholder of a pending Change of Control in accordance with Section 3.2 and the Debentureholder shall, in its sole discretion, have the right to require the Borrower to either (i) purchase the Debentures at 104% of the then outstanding Principal Amount thereof plus accrued and unpaid interest to the date such Debenture is repaid in full; (ii) if the Change of Control results in a new issuer, convert the Debenture into a replacement debenture of the new issuer in the aggregate principal amount of 104% of the Principal Amount of the Debenture then outstanding on substantially equivalent terms to those terms contained herein; or (iii) convert the Debentures at the Conversion Price.

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(2) If 90% or more of the Principal Amount of the Debentures outstanding on the date of the notice of the Change of Control have been tendered for redemption or conversion pursuant to Section 3.1(1), the Borrower will have the right to either redeem all of the remaining Debentures at 104% of the then outstanding Principal Amount thereof plus accrued and unpaid interest to the date such Debenture is redeemed in full.

Section 3.2 Notice of Change of Control

Upon the occurrence of any event constituting or reasonably likely to constitute a Change of Control or Merger, the Borrower shall give written notice to the Lender of such Change of Control or Merger at least thirty (30) days or as soon as reasonably possible prior to the effective date of any such Change of Control or Merger and another written notice on or immediately after the effective date of such Change of Control or Merger.

Section 3.3 Purchases for Cancellation

The Borrower will have the right at any time and from time to time to purchase the Debentures in the market, by tender, or by private contract.

ARTICLE 4 – CONVERSION

Section 4.1 Conversion Right.

(1) Upon and subject to the terms and conditions hereinafter set forth, the Lender shall have the right (the “Conversion Right”), but not the obligation, at any time, and from time to time, up to and including the Business Day immediately preceding the Maturity Date, to notify the Borrower that it wishes to convert, for no additional consideration, all or any part of the Principal Amount of this Debenture (the “Converted Debenture Amount”) into that number of fully paid and non-assessable Common Shares that is equal to the Principal Amount of the Debenture divided by the Conversion Price in effect on the Issue Date (as hereinafter defined), provided that the Lender must convert the Principal Amount of this Debenture in a minimum amount of $250,000, unless the principal amount remaining is less than $250,000 in which case, the entire remaining amount shall be converted. For greater certainty, if the Lender is electing to convert all or a portion of the Principal Amount, then the applicable amount of accrued and unpaid interest on the Principal Amount being converted must be paid by the Borrower up to, but excluding, the applicable date of conversion (the “Conversion Date”) in accordance with Section 2.2.

(2) Commencing on the date that is four months plus one day following the Closing Date, upon and subject to the terms and conditions hereinafter set forth, the Borrower shall have the right (the “Accelerated Conversion Right”), at any time prior to the Maturity Date, to require the Debentureholder to convert all but not less than all of the outstanding Principal Amount of the Debenture if, for any ten (10) consecutive trading days commencing on the date that is four months plus one day following the Closing Date and prior to the Maturity Date (the “VWAP Days”), the VWAP of the Common Shares on the Exchange is greater than $● in each VWAP Day over the period. For greater certainty, VWAP Days shall not include any trading day on which the Common Shares issuable upon such conversion would be subject to restrictions on resale in Canada upon conversion of this Debenture. Notwithstanding the foregoing, the Borrower shall not be permitted to force conversion of this Debenture if the Common Shares issuable upon such conversion will be subject to restrictions on resale in Canada, other than restrictions on resale imposed by a subsequent transfer of the Debentures during the restricted period.

(3) The Conversion Right and Accelerated Conversion Right shall extend only to the maximum number of whole Common Shares into which the outstanding Principal Amount of the Debenture or any part thereof may be converted in accordance with this Section 4.1. Fractional interests in Common Shares shall be adjusted in the manner provided in Section 4.4.

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Section 4.2 Conversion Procedure

(1) The Conversion Right may be exercised by the Lender by completing and signing the notice of conversion (the “Conversion Notice”) attached hereto as Schedule B, and delivering the Conversion Notice and this Debenture to the Borrower. The Conversion Notice shall provide that the Conversion Right is being exercised, shall specify the Canadian dollar equivalent of the outstanding Principal Amount being converted, and shall set out the date (the “Issue Date”) on which Common Shares are to be issued to be paid upon the exercise of the Conversion Right (such date to be no earlier than five (5) Business Days and no later than ten (10) Business Days after the day on which the Conversion Notice is issued). The conversion shall be deemed to have been effected immediately prior to the close of business on the Issue Date and the Common Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. On the Issue Date, the required number of Common Shares shall be issued to the Lender. If less than all of the Principal Amount of this Debenture is the subject of the Conversion Right, then on the Issue Date, the Borrower shall deliver to the Lender a replacement Debenture in the form hereof in the principal amount of the unconverted principal balance hereof, and this Debenture shall be cancelled. If the Conversion Right is being exercised in respect of the entire Principal Amount of this Debenture, this Debenture shall be cancelled. With the Conversion Notice, the Lender shall provide the Borrower with its written calculation of the amount of accrued and unpaid interest on the Principal Amount which is the subject of the Conversion Right pursuant to the Conversion Notice, up to the date of that Conversion Notice and a per diem amount thereon.

(2) The Accelerated Conversion Right may be exercised by the Borrower by delivering at least 30 days’ advance written notice (the “Accelerated Conversion Notice”) to the Lender. The Accelerated Conversion Notice shall provide that the Accelerated Conversion Right is being exercised, shall specify that all but not less than all of the Canadian dollar equivalent of the outstanding Principal Amount is being converted, shall specify the ten (10) consecutive VWAP Days and daily trading volume on the Exchange on which the VWAP of the Common Shares exceeded $● and shall set out the date (the “Accelerated Issue Date”) on which Common Shares are to be issued upon the exercise of the Accelerated Conversion Right (such date to be no earlier than 30 days and no later than 35 days after the day on which the Accelerated Conversion Notice is issued, unless otherwise mutually agreed by the Borrower and the Lender). The conversion shall be deemed to have been effected immediately prior to the close of business on the Accelerated Issue Date and the Common Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within ten (10) Business Days after the Accelerated Issue Date, provided a certificate or direct registration statement for the required number of Common Shares has been issued to the Lender this Debenture shall be cancelled. With the Accelerated Conversion Notice, the Borrower shall provide the Lender with its written calculation of the amount of accrued and unpaid interest on the Principal Amount which is the subject of the Accelerated Conversion Right pursuant to the Accelerated Conversion Notice, up to the date of that Accelerated Conversion Notice and a per diem amount thereon.

Section 4.3 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(1)	If and whenever at any time prior to the Maturity Date, the Borrower shall:

(a)	subdivide or re-divide the outstanding Common Shares into a greater number of Common Shares;

(b)	reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares;

(c)	issue Common Shares (or securities convertible into or exchangeable for Common Shares) to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend other distribution; or

(d)	make a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares,

the Conversion Price in effect on the effective date of such subdivision, re-division, reduction, combination or consolidation or on the record date for such issue of Common Shares (or securities convertible into or exchangeable for Common Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Sections 4.3(1)(a), (c) and (d) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, re-division or dividend (including, in the case where securities convertible into or exchangeable for Common Shares are issued, the number of Common Shares that would have been outstanding had such securities been converted into or exchanged for Common Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.3(1)(b) above, be increased in proportion to the decrease in the number of outstanding Common Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 4.3(1) shall occur. Any such issue of Common Shares (or securities convertible into or exchangeable for Common Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Common Shares under Sections 4.3(2) and (3); to the extent that any such securities are not converted into or exchanged for Common Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued on the exercise of such conversion or exchange right.

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(2) If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after such date of issue (such period from the record date to the date of expiry being referred to in this Section 4.3(2) as the “Rights Period”), to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) (such subscription price per Common Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Common Shares in addition to any direct cost of Common Shares) being referred to in this Section 4.3(2) as the “Per Share Cost”), the Borrower shall give written notice to the Lender with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Common Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(a)	the numerator of which is the aggregate of:

(i)	the number of Common Shares outstanding as of the record date for the Rights Offering; and

(ii)	the number determined by dividing the product of the Per Share Cost and:

(A)	where the event giving rise to the application of this Section 4.3(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase additional Common Shares, the number of Common Shares so subscribed for or purchased during the Rights Period, or

(B)	where the event giving rise to the application of this Section 4.3(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Common Shares, the number of Common Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price (as hereinafter defined) of the Common Shares as of the record date for the Rights Offering; and

(b)	the denominator of which is

(i)	in the case described in subparagraph 4.3(2)(a)(ii)(A), the number of Common Shares outstanding, or

(ii)	in the case described in subparagraph 4.3(2)(a)(ii)(B), the number of Common Shares that would be outstanding if all the Common Shares described in subparagraph 4.3(2)(a)(ii)(B) had been issued,

as at the end of the Rights Period.

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“Current Market Price” of the Common Shares at any date, means the volume weighted average trading price at which the Common Shares have traded on the Exchange or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, for any 20 consecutive trading days selected by the Borrower commencing not later than 45 trading days and ending no later than five (5) trading days before such date; provided, however, if such Common Shares are not traded during such 45 day period for at least 20 consecutive trading days, the simple average of the following prices established for each of 20 consecutive trading days selected by the Borrower commencing not later than 45 trading days before such date:

(a)	the average of the bid and ask prices for each day on which there was no trading, and

(b)	the closing price of the Common Shares for each day that there was trading,

or in the event that at any date the Common Shares are not listed on the Exchange or on the over-the-counter market, the current market price shall be as determined by the directors of the Borrower or such firm of independent chartered accountants as may be selected by the directors of the Borrower, acting reasonably, and in good faith in their sole discretion for these purposes, the weighted average price for any period shall be determined by dividing the aggregate sale prices during such period by the total number of Common Shares sold during such period.

Any Common Shares owned by or held for the account of the Borrower or its Subsidiaries or affiliate (as defined in the Securities Act (Ontario)) of the Borrower will be deemed not to be outstanding for the purpose of any such computation under this Section 4.3(2).

If by the terms of the rights, options or warrants referred to in this Section 4.3(2), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of

(a)	the lowest purchase, conversion or exchange price per Common Share, as the case may be, if such price is applicable to all Common Shares which are subject to the rights, options or warrants, and

(b)	the average purchase, conversion or exchange price per Common Share, as the case may be, if the applicable price is determined by reference to the number of Common Shares acquired.

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 4.3(2) as a result of the fixing by the Borrower of a record date for the distribution of rights, options or warrants referred to in this Section 4.3(2), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

If the Lender has exercised its Conversion Right, or the Borrower has exercised the Accelerated Conversion Right, in accordance herewith during the Rights Period, the Lender will, in addition to the Common Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to, and the Conversion Price in effect immediately following the end of such Rights Offering pursuant to this Section 4.3(2), is multiplied by the number of Common Shares received upon the exercise of the Conversion Right or Accelerated Conversion Right during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 4.3(2); provided that no fractional Common Shares will be issued. Such additional Common Shares will be deemed to have been issued to the Lender immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to the Lender within ten Business Days following the end of the Rights Period.

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(3) If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares (or other than securities convertible into or exchangeable for Common Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 4.3(2)), or (iii) evidences of its indebtedness, or (iv) assets (other than dividends paid in the ordinary course) then, in each such case, the Borrower shall give written notice to the Lender with respect thereto, and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Common Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution, (herein referred to as a “Special Distribution”) determined in the manner hereafter set out. In this Section 4.3(3) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

The Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(a)	the numerator of which is:

(i)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(ii)	the aggregate fair market value (as determined by action of the directors of the Borrower, acting reasonably) to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(b)	the denominator of which is the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Borrower or its Subsidiaries or affiliate (as defined in the Securities Act (Ontario)) of the Borrower will be deemed not to be outstanding for the purpose of any such computation.

(4) In the case of any reclassification of, or other change in, the outstanding Common Shares pursuant to a Merger, if the Lender elects not to redeem this Debenture in accordance with Section 3.1, the Lender may elect, prior to the effective date of such Merger, to convert any or all of the Principal Amount of this Debenture into Common Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. To exercise such right the Lender must provide a notice in writing to the Borrower no later than seven (7) days prior to the effective date of such Merger, failing which the Lender’s right to convert this Debenture as a consequence of such Merger shall cease. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the effective date of such Merger. If the Lender elects not to convert any of the Principal Amount of this Debenture, the Conversion Price in effect after the effective date of such Merger shall be increased or decreased, as the case may be, in proportion to any decrease or increase in the number of outstanding Common Shares resulting from such Merger so that the Lender, upon exercising the Conversion Right or upon the Accelerated Conversion Right being exercised after the effective date of such Merger, will be entitled to receive the aggregate number of Common Shares or other securities, if any, which the Lender would have been entitled to receive as a result of such Merger if, on the effective date thereof, the Lender had been the registered holder of the number of Common Shares to which the Lender was theretofore entitled upon exercise of the Conversion Right or Accelerated Conversion Right.

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(5) In the case of any reclassification of, or other change in, the outstanding Common Shares (other than a change referred to in Section 4.3(1), Section 4.3(2), Section 4.3(3) or 4.3(4) hereof), the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Borrower determines to be appropriate on a basis consistent with the intent of this Section 4.3; provided that if at any time a dispute arises with respect to adjustments provided for in this Article 4, such dispute will be conclusively determined by the auditors of the Borrower or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of directors of the Borrower, acting reasonably, and any such determination will be binding on the Borrower and the Lender. The Borrower will provide such auditors or accountants with access to all necessary records of the Borrower. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities (other than as set out in Section 4.3(1), (2), (3) or (4)), or a consolidation, amalgamation or Merger of the Borrower with or into any other corporation or other entity (other than a consolidation, amalgamation or Merger which does not result in any reclassification or redesignation of the outstanding Common Shares or a change of the Common Shares into other shares and other than as set forth in Section 4.3(4)), or a transfer of the undertaking or assets of the Borrower as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Lender, upon the exercise of the Conversion Right or Accelerated Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Common Shares to which the Lender was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Lender would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Common Shares to which such Lender was theretofore entitled upon exercise of the Conversion Right or Accelerated Conversion Right. If determined appropriate by action of the directors of the Borrower, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.3 with respect to the rights and interests thereafter of the Lender to the end that the provisions set forth in this Section 4.3 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Conversion Right or Accelerated Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Debenture approved by action of the directors of the Borrower, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

(6) In any case in which this Section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Borrower may defer, until the occurrence of such event, issuing to the Lender before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrower shall deliver to the Lender an appropriate instrument evidencing the Lender’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Issue Date or such later date as the Lender would, but for the provisions of this Section 4.3(6), have become the holder of such additional Common Shares pursuant to Section 4.3(2).

(7) The adjustments provided for in this Section 4.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.3(7) are not required to be made shall be carried forward and included in any subsequent adjustment.

Section 4.4 No Requirement to Issue Fractional Common Shares

The Borrower shall not be required to issue fractional Common Shares upon the conversion of the Debenture pursuant to this Article 4. If any fractional interest in a Common Share, would, except for the provisions of this Section 4.4, be deliverable upon the conversion of any amount hereunder, the number of Common Shares to be issued shall be rounded down to the nearest whole Common Share.

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Section 4.5 Borrower to Reserve Common Shares

The Borrower covenants with the Lender that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of the Conversion Right or Accelerated Conversion Right, and conditionally allot to the Lender, such number of Common Shares as shall then be issuable upon the conversion of this Debenture. The Borrower covenants with the Lender that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable upon issuance.

Section 4.6 Certificate as to Adjustment

The Borrower shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.3, deliver an officer's certificate to the Lender specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Subject to the dispute resolution procedure in subsection 4.3(5), such certificate shall be binding and determinative of the adjustment to be made, absent manifest error.

Section 4.7 Shareholder of Record

For all purposes, on the Issue Date the Lender shall be deemed to have become the holder of record of the Common Shares into which the Principal Amount of this Debenture (or a portion thereof) is converted in accordance with Section 4.2.

Section 4.8 Resale Restrictions, Legending and Disclosure

By its acceptance hereof the Lender acknowledges that this Debenture and the Common Shares issuable upon conversion hereof will be subject to certain resale restrictions under applicable securities laws, and the Lender agrees to comply with all such restrictions and laws. The Lender further acknowledges and agrees that all Common Share certificates will bear the legend substantially in the form set forth on the face page hereof as well as any legends required by the Exchange, provided that such legend shall not be required on Common Share certificates issued at any time following four months plus one day from the Closing Date. The Lender acknowledges that the Borrower will be required to provide to the applicable securities regulatory authorities the identity and other personal information of the Lender and its principals and the Lender hereby agrees thereto.

ARTICLE 5 – RIGHTS OF DEBENTUREHOLDER

Section 5.1 Distribution on Dissolution, Etc.

Subject to applicable law and the rights of any holders of any debt ranking rateably or in priority to the Lender, upon any sale, in one transaction or a series of transactions, of all, or substantially all, of the assets of the Borrower or distribution of the assets of the Borrower upon any dissolution or winding-up or total liquidation of the Borrower, whether in bankruptcy, liquidation, re-organization, insolvency, receivership or other similar proceedings or upon an assignment to or for the benefit of creditors of the Borrower or otherwise any payment or distribution of assets of the Borrower, whether in cash, property or security, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, directly to the holder of the Debentures or their representatives, to the extent necessary, to pay all obligations pursuant to the Debentures in full.

Section 5.2 Certificate Regarding Creditors

Upon any payment or distribution of assets of the Borrower referred to in this Section 5.2, the Debentureholder shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee of or for benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, delivered to the Debentureholder, for the purpose of ascertaining the persons entitled to participate in such distribution, and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.2.

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Section 5.3 Rights of Debentureholder Reserved

Nothing contained in this Article 5 or elsewhere in this Debenture is intended to or shall impair, as between the Borrower and the Debentureholder, the obligation of the Borrower, which is absolute and unconditional, to pay to the Debentureholder the Principal Amount and interest on the Debenture, as and when the same shall become due and payable in accordance with their terms, nor shall anything herein prevent the Debentureholder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture.

Section 5.4 Payment of Debenture Permitted

Nothing contained in this Debenture shall:

(a)	prevent the Borrower from making payments of the Principal Amount, interest and other amounts to the Debentureholder under this Debenture as herein provided;

(b)	prevent the conversion of this Debenture into Common Shares as herein provided or as otherwise permitted according to law, including in connection with a bankruptcy, reorganization, insolvency, or other arrangement with creditors, of the Borrower; and

(c)	prevent the redemption of this Debenture by the Borrower as herein provided or as otherwise permitted according to law.

Section 5.5 Debentures to Rank Pari Passu

The Debentures issued by the Borrower, once issued and granted, rank pari passu with each other and each Debentureholder shall be equally and proportionately entitled to the benefits hereof as if all of the Debentures had been issued, granted and negotiated simultaneously.

ARTICLE 6 – COVENANTS OF THE BORROWER

Section 6.1 Positive Covenants

The Borrower covenants and agrees that:

(1) Maintain Corporate Existence. The Borrower shall and shall use its commercially reasonable efforts to cause its Material Subsidiaries to maintain its corporate existence, and preserve its rights, powers, licenses and privileges which are necessary or material to the conduct of its business, and not materially change the nature of its business;

(2) Compliance with Laws. Other than in respect of US Cannabis Laws, each of the Borrower and its Material Subsidiaries shall comply and conduct the Business in compliance in all material respects with all applicable laws, rules, governmental restrictions and regulations, including, without limitation, with respect to cannabis related activities, in compliance with applicable state and local law in the United States.

(3) Maintain Books and Records. The Borrower shall, and shall cause each of its Material Subsidiaries to, keep adequate and accurate records and books of account in which complete entries will be made reflecting all financial transactions, and shall prepare its financial statements in accordance with generally accepted accounting principles;

(4) Payment of Taxes. Each of the Borrower and its Subsidiaries shall pay and discharge promptly all Taxes assessed or imposed upon it or its property as and when the same become due and payable save and except where it contests in good faith the validity thereof by proper legal proceedings;

(5) Payment of Obligations. The Borrower shall pay all principal, interest and other amounts owing to the Lender hereunder promptly when due;

(6) Performance of Covenants. The Borrower shall promptly perform and satisfy all covenants and obligations to be performed by it under this Debenture;

(7) Insurance. Each of the Borrower and its Material Subsidiaries shall maintain insurance with respect to its properties and business against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities engaged in the same or a similar business and similarly situated;

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(8) Maintain Listing. The Borrower shall use reasonable commercial efforts to maintain the listing of the Common Shares on the Exchange and to maintain the Borrower’s status as a “reporting issuer” not in default of the requirements of Canadian Securities Laws; and

(9) Notice of Event of Default. The Borrower shall promptly, and in any event within five (5) Business Days after a responsible officer of the Borrower becoming aware, give notice to the Lender of the existence of any Event of Default.

Section 6.2 Negative Covenants

The Borrower covenants and agrees that, without the prior written consent of the Lender:

(1) Distributions. If an Event of Default is continuing, the Borrower shall not declare, pay or make any dividend or other distribution on any shares in the capital of the Borrower or authorize the repurchase of any shares in the capital of the Borrower;

(2) Related Party Transactions. The Borrower shall not enter into any contract or transaction with any related party except for the purchase or sale of goods or services at fair market value and except for the issuance of securities of the Borrower on the same terms as offered to non-related parties, except for management compensation arrangements that are approved by independent members of the board of directors of the Borrower;

(3) Dispositions. Subject to Section 6.2(5), none of the Borrower or any of its Subsidiaries shall sell, transfer or otherwise dispose of any property (including shares of Subsidiaries), other than:

(a)	obsolete or worn-out property no longer used in the Business;

(b)	inventory, receivables or other property sold or disposed of in the ordinary course of business at fair market value; or

(c)	provided that no Event of Default is continuing on the date of such sale or would occur as a result of such sale:

(i)	property (including shares of Subsidiaries) sold or disposed of to Persons at arm’s length to the Borrower; or

(ii)	property (including shares of Subsidiaries) sold or disposed of for fair market value to Persons that are non-arm’s length to the Borrower;

For greater certainty, this Section 6.2(3) shall not in any way restrict the Borrower or any of the Subsidiaries from (A) issuing Common Shares or securities convertible into Common Shares or (B) incurring or assuming any debt, in either case at any time and from time to time after the date hereof;

(4) Change in Nature of Business. The Borrower shall not, nor will it permit any of its Subsidiaries to, engage to any material respect in any lines of business other than the Business conducted by the Borrower and its Subsidiaries at the date hereof;

(5) Mergers. The Borrower shall not enter into any Merger, other than the announced acquisition of Verano Holdings, LLC or any transactions contemplated to be completed in order to effect such acquisition, unless:

(a)	(i) in the event of a Change of Control where the Lender has exercised its right to convert the Debenture into a replacement debenture of a new issuer pursuant to Section 3.1, or (ii) in the event of a Merger that does not constitute a Change of Control, the continuing corporation or other entity formed by the applicable consolidation, amalgamation or merger, or the Person that acquires by transfer, sale or lease all or substantially all of the assets of the Borrower, as the case may be, executes and delivers to the Lender its assumption in writing of the due and punctual performance and observance of each covenant and condition of this Debenture; and

(b)	no Event of Default is continuing on the date of such transaction or would occur as a result of such transaction.

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ARTICLE 7 – EVENTS OF DEFAULT

Section 7.1 Events of Default

(1) Any of the following shall constitute an Event of Default under this Debenture (each an “Event of Default”):

(a)	the Principal Amount owing hereunder shall not be paid when due;

(b)	if the Borrower fails to pay when due any interest or other amount owing by the Borrower to the Lender;

(c)	if the Borrower breaches any representation contained herein, fails to make any payment or to observe, perform or comply with any term, covenant, condition or obligation of the Borrower contained herein or is otherwise in default of any of the provisions contained herein (other than as referred to in subparagraphs (a) and (b) of this Section 7.1) and such default, if capable of being remedied, is not remedied within ten (10) days after the Borrower receives written notice of such default from the Lender;

(d)	if the Borrower shall generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due or if a decree or order of a court having jurisdiction is entered adjudging the Borrower a bankrupt or insolvent;

(e)	if the Borrower shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or make a general assignment for the benefit of creditors;

(f)	if the Borrower shall in the absence of such application, consent or acquiescence, become subject to the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or have a distress, execution, attachment, sequestration or other legal process levied or enforced on or against a substantial part of the property of the Borrower;

(g)	if the Borrower shall permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding, if contested by the Borrower is not dismissed within thirty (30) days; or

(h)	any notes, debentures, bonds or other indebtedness for money borrowed having an aggregate principal amount of at least $15 million (or its equivalent in any other currency or currencies determined at the then current exchange rate) or more (hereinafter called “Indebtedness”) of the Borrower shall become prematurely repayable following default, or steps are taken to enforce any security therefor, or the Borrower defaults in the repayment of any such Indebtedness at the maturity thereof or (in the case of Indebtedness due on demand) on demand, or, in either case, at the expiration of any applicable grace period therefor, (if any) or any guarantee of or indemnity in respect of any Indebtedness of others given by the Borrower shall not be honored when due and called upon; or

(i)	the Borrower extends or maintains outstanding any loans, advances, guarantees, (direct or indirect) or other financial support to any insider (as defined in the Securities Act (Ontario)) outside of the Borrower’s ordinary course of business.

(2) If an Event of Default described in (e), (f) or (g) shall occur, the entire unpaid Principal Amount of this Debenture, and accrued interest on this Debenture shall become immediately due and payable without any declaration or other act on the part of the Lender. Immediately upon the occurrence of any Event of Default described in (e), (f) or (g), or upon failure to pay this Debenture on the Maturity Date, the Lender, upon notice to the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Lender under this Debenture, at law or in equity.

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(3) If any other Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may by notice to the Borrower declare all or any portion of the outstanding Principal Amount of this Debenture and accrued interest on this Debenture to be due and payable, whereupon the full unpaid amount of this Debenture which shall be so declared due and payable shall be and become immediately due and payable without further notice, demand or presentment.

ARTICLE 8 – MUTILATION, LOSS, THEFT OR DESTRUCTION OF DEBENTURE CERTIFICATE

In case this Debenture certificate shall become mutilated or be lost, stolen or destroyed, the Borrower, shall issue and deliver, a new replacement Debenture certificate upon surrender and cancellation of the mutilated Debenture certificate or, in the case of a lost, stolen or destroyed Debenture certificate, in lieu of and in substitution for the same. In the case of loss, theft or destruction, the applicant for a substituted Debenture certificate shall furnish to the Borrower such evidence of the loss, theft or destruction of the Debenture certificate as shall be satisfactory to the Borrower in its discretion and shall also furnish an indemnity and surety bond satisfactory to the Borrower in its discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture certificate.

ARTICLE 9 – GENERAL

Section 9.1 Notice

Any demand, notice, direction or other communication to be made or given hereunder (in each case, “Communication”) shall be in writing and shall be made or given by personal delivery, by courier, by facsimile or email transmission, or sent by registered mail, charges prepaid, addressed to the respective parties as follows:

(a)	if to the Borrower:

Harvest Health & Recreation, Inc.

1155 W. Rio Salado Parkway

Suite 201

Tempe, Arizona 85281

Attention: Jason Vedadi, Executive Chairman

Email: [***]

(b)	if to the Lender:

[***]

[***]

[***]

[***]

[***]

[***]

Attention: Director

E-mail : [***]

or to such other address or email address as any party may from time to time designate in accordance with this Section. Any Communication made by personal delivery or by courier shall be conclusively deemed to have been given and received on the day of actual delivery thereof or if such day is not a Business Day, on the first Business Day thereafter. Any Communication made or given by email on a Business Day before 4:00 p.m. (local time of the recipient) shall be conclusively deemed to have been given and received on such Business Day and otherwise shall be conclusively deemed to have been given and received on the first Business Day following the transmittal thereof. Any Communication that is mailed shall be conclusively deemed to have been given and received on the fifth Business Day following the date of mailing but if, at the time of mailing or within five Business Days thereafter, there is or occurs a labour dispute or other event that might reasonably be expected to disrupt delivery of documents by mail, any Communication shall be delivered or transmitted by any other means provided for in this Section.

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Section 9.2 Merger of Borrower

By its acceptance hereof, each of the Borrower and the Lender acknowledges and agrees that in the event a Merger occurs, and the Lender exercises its right pursuant to Section 3.1(ii), then all references herein to the Borrower shall extend to and include the entity resulting therefrom or which thereafter will carry on the Business of the Borrower.

Section 9.3 Amendments

This Debenture may not be amended or otherwise modified except by an instrument in writing executed by the Borrower and the Lender.

Section 9.4 Waivers

The Lender shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers or remedies unless such waiver shall be in writing and executed by an authorized officer of the Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power or remedy which the Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

Section 9.5 Registration of Debentures

The Borrower shall cause to be kept at the head office of the Borrower in Vancouver, British Columbia a register in which shall be entered the name and latest known address of the Lender and any other holders of Debentures. Such register shall at all reasonable times during regular business hours of the Borrower be open for inspection by the Lender and any such holder. The Borrower shall not be charged with notice of or be bound to see to the performance of any trust, whether express, implied, or constructive, in respect of this Debenture and may act on the direction of the Lender, whether named as trustee or otherwise, as though the Lender were the beneficial owner of this Debenture.

Section 9.6 Transfer of Debenture

No transfer of this Debenture shall be valid unless made in accordance with applicable laws, including Canadian Securities Laws. If the Lender intends to transfer this Debenture or any portion thereof, it shall deliver to the Borrower the transfer form attached to this Debenture as Schedule C, duly executed by the Lender. Upon compliance with the foregoing conditions and the surrender by the Lender of this Debenture, the Borrower shall execute and deliver to the applicable transferee a new Debenture registered in the name of the transferee. If less than the full Principal Amount of this Debenture is transferred, the Lender shall be entitled to receive, in the same manner, a new Debenture certificate registered in its name evidencing the portion of the Principal Amount of this Debenture not so transferred. Prior to registration of any transfer of this Debenture, the Lender and the applicable transferee shall be required to provide the Borrower with necessary information and documents, including certificates and statutory declarations, as may be required to be filed under applicable laws.

Section 9.7 Release and Discharge

If the Lender exercises all conversion rights attached to this Debenture pursuant to Article 4 hereof or if the Borrower pays all of the Obligations in full to the Lender, the Lender shall release this Debenture and the Borrower shall be, and shall be deemed to have been discharged of all its obligations under this Debenture. The Lender shall then, at the request of the Borrower, execute and deliver all such releases and further assurances as may be reasonably required in this regard including, without limitation, releases and discharges of the Guarantee.

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Section 9.8 Successors and Assigns

This Debenture shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors and permitted assigns.

Section 9.9 Time

Time shall be of the essence of this Debenture.

Section 9.10 Governing Law

This Debenture shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Borrower and, by its acceptance hereof, the Lender each hereby irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario in connection with this Debenture.

Section 9.11 Further Assurances

The Borrower shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, opinions, certificates and instruments reasonably requested by the Lender or its counsel as may be necessary or desirable to complete the transactions contemplated by this Debenture and carry out its provisions and intention.

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Schedule B – Conversion Notice

TO:	HARVEST HEALTH & RECREATION INC. (the “Borrower”)

Pursuant to the 7.00% Senior Unsecured Convertible Debenture (the “Debenture”) of the Borrower issued to the undersigned on ●, the undersigned hereby notifies you that US$_______________________ of the principal amount outstanding under the Debenture shall be converted into Common Shares of the Borrower, all in accordance with the terms of the Debenture on                , 20___. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Debenture.

The certificates representing the Common Shares to be issued shall be registered as follows:

Name	Address for Delivery	# of Common Shares

(Print name as it is to appear on Share Certificate)

DATED this _____ day of__________________ , 20__.

[NAME]

By:
Name:
Title:

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Schedule C – Form of Transfer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

____________________________________

(Name)

____________________________________

(Address)

____________________________________

(the “Transferee”), $______________________ principal amount of 7.00% Senior Unsecured Senior Convertible Debentures of HARVEST HEALTH & RECREATION INC. issued on______________________ , 2019 registered in the name of the undersigned on the register of Debentures and represented by the attached Debenture, and irrevocably appoints__________________________ as the attorney of the undersigned to transfer to the Transferee the said principal amount of the Debenture on the books or register of transfer, with full power of substitution.

DATED the________ day of____________________ ,_________ .

[NAME]

By:
Name:
Title:

Note to Debentureholder: In order to transfer the Debenture, this transfer form must be delivered to Harvest Health & Recreation Inc.

Schedule D – Material Subsidiaries

(see attached)

SCHEDULE “C”

Form of Warrant

(See attached)

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE RELEVANT TRANCHE CLOSING DATE WILL BE INSERTED].

WARRANT CERTIFICATE

● WARRANTS

TO PURCHASE SUBORDINATE VOTING SHARES OF

HARVEST HEALTH & RECREATION INC.

Certificate No. W-2019-●	[●]

THIS IS TO CERTIFY THAT for value received [●] (the “Holder”) is the registered holder of the number of Warrants stated above (each a “Warrant” and collectively, the “Warrants”) and is entitled, from and after the date of issue (the “Issue Date”), for each Warrant represented by this certificate (this “Warrant Certificate”) to purchase one subordinate voting share (each a “Warrant Share”) of Harvest Health & Recreation Inc. (the “Corporation”) at a price per Warrant Share equal to [$●] (the “Exercise Price”), upon and subject to the following terms and conditions.

The Warrants and the Warrant Shares issuable upon the exercise of the Warrants have not been and will not be registered under the United States Securities Act of 1933 (the “U.S. Securities Act”) or any state securities laws. The Warrants may not be transferred or exercised in the United States (as defined in Regulation S under the U.S. Securities Act) unless the Warrants and the Warrant Shares issuable upon exercise of the Warrants have been registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available and established as set forth in this Warrant Certificate.

TERMS AND CONDITIONS

1.	At any time and from time to time at or prior to 5:00 p.m. (Eastern Time) on the date that is 36 months from the date of issue (the “Expiry Time”), the Holder may exercise all or any number of Warrants represented hereby, upon delivering the Warrant Certificate to the Corporation at its principal office at 627 S. 48th St. Suite 100, Tempe, AZ, 85281, together with a duly completed and executed subscription notice in the form attached hereto as Schedule “A” (the “Subscription Notice”) evidencing the election of the Holder to exercise the number of Warrants set forth in the Subscription Notice (which shall not be greater than the number of Warrants represented by this Warrant Certificate) and a certified cheque, money order or bank draft or other form of payment acceptable to the Corporation in immediately available funds payable to the Corporation for the aggregate Exercise Price of all Warrants being exercised. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall be entitled to receive, without charge, a new Warrant Certificate representing the number of Warrants which is the difference between the number of Warrants represented by the then original Warrant Certificate and the number of Warrants being so exercised.

2.	The Holder shall be deemed to have become the holder of record of the Warrant Shares on the date (the “Exercise Date”) on which the Corporation has received a duly completed Subscription Notice, delivery of the Warrant Certificate and payment of the full aggregate Exercise Price in respect of the Warrants being exercised pursuant to such Subscription Notice; provided, however, that if such date is not a day which is not a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Ontario or Phoenix Arizona (each, a “Business Day”) then the Warrant Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Warrant Shares on the next following Business Day.

Within two Business Days of the Exercise Date, the Corporation shall issue and deliver (or cause to be delivered) to the Holder, by registered mail or pre-paid courier to his, her or its address specified in the Subscription Notice, one or more certificates or direct registration statements for the appropriate number of Warrant Shares to which the Holder is entitled pursuant to the exercise of Warrants. All costs, expenses and other charges payable in connection with the issue and delivery of the Warrant Shares shall be at the sole expense of the Corporation (other than the payment of the aggregate Exercise Price and any taxes including withholding tax, if any).

3.	The Corporation represents and warrants that: (a) this Warrant Certificate is a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms; and (b) the Warrants have been duly and validly created and issued and the Warrant Shares have been reserved and authorized and allotted for issuance to the holders of the Warrants and, upon the due exercise of the Warrants in accordance with the provisions of this Warrant Certificate, the Warrant Shares will be validly issued as fully paid and non-assessable subordinate voting shares (“Subordinate Voting Shares”) in the capital of the Corporation. The Corporation hereby further covenants and agrees that, while any of the Warrants shall be outstanding, the Corporation shall (a) comply in all material respects with the securities legislation applicable to it; (b) shall use commercially reasonable efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence; (c) at its own expense, use its commercially reasonable efforts to maintain its status as a reporting issuer (or the equivalent) not in default in the case of each of the provinces and territories of Canada providing for such regime and in which the Corporation is a reporting issuer from time to time; and (d) make all requisite filings under applicable laws and the policies of any applicable stock exchange in connection with the exercise of the Warrants and issue of Warrant Shares.

4.	Nothing contained herein shall confer on the Holder or any other person any right to subscribe for or purchase Warrant Shares or any other securities of the Corporation at any time after the Expiry Time and, from and after such time, these Warrants and all rights hereunder shall be void and of no value.

5.	The Holder shall have no rights whatsoever as a shareholder (including any rights to receive dividends or other distribution to shareholders or to vote at a meeting of shareholders of the Corporation) other than regarding those Warrant Shares in respect of which the Holder shall have exercised its right to purchase hereunder in accordance which the terms of this Warrant Certificate.

6.	Upon the receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Corporation will issue to the Holder a replacement certificate representing these Warrants (containing the same terms and conditions as this Warrant Certificate).

7.	The Corporation shall not be required to issue fractional Warrant Shares in satisfaction of its obligations hereunder. All fractional interests shall be rounded down to the nearest whole number and no amount shall be payable by the Corporation in respect of any such fraction of a Warrant Share.

8.	In this Warrant Certificate, “Current Market Price” at any date shall mean the weighted average trading price per Subordinate Voting Share at which the Subordinate Voting Shares have traded on the principal stock exchange or over-the-counter market on which the Subordinate Voting Shares are listed or posted for trading during the 20 consecutive trading days ending five trading days prior to the date on which the Current Market Price must be determined or, if the Subordinate Voting Shares are not listed on a recognized Canadian stock exchange or an over-the-counter market, the Current Market Price shall be as determined by the directors of the Corporation, acting reasonably and in good faith after consultation with a nationally or internationally recognized and independent investment dealer, investment banker or firm of chartered accountants. In this Section 8, the terms “record date” and “effective date” shall mean as of the close of business in Toronto, Ontario on the relevant date.

9.	The rights to acquire Warrant Shares in effect at any date attaching to the Warrants are subject to adjustment from time to time as follows:

(a)	if and whenever at any time from the date hereof and prior to the Expiry Time the Corporation fixes a record date in order to:

(i)	subdivide, redivide or change its then outstanding Subordinate Voting Shares into a greater number of outstanding Subordinate Voting Shares;

(ii)	consolidate, reduce or combine its outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or

(iii)	issue Subordinate Voting Shares or securities exchangeable or exercisable for or convertible into Subordinate Voting Shares (collectively, “convertible securities”) to the holders of all or substantially all of the outstanding Subordinate Voting Shares by way of a stock distribution, stock dividend or otherwise;

any of such events in these clauses (i), (ii) and (iii) being called a “Subordinate Voting Share Reorganization”, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted on the earlier of the record date on which holders of Subordinate Voting Shares are determined for the purposes of the Subordinate Voting Share Reorganization and the effective date of the subdivision, redivision, change, consolidation, reduction or combination or on the record date for the issue of Subordinate Voting Shares or convertible securities by way of stock distribution, stock dividend or otherwise, by multiplying the number of Warrant Shares previously issuable upon the exercise of a Warrant by the fraction of which:

(A)	the numerator is the total number of Subordinate Voting Shares outstanding immediately after such record date or effective date, or, in the case of the issuance of convertible securities, the total number of Subordinate Voting Shares outstanding immediately after such date plus the total number of Subordinate Voting Shares issuable upon conversion, exercise or exchange of such convertible securities; and

(B)	the denominator is the total number of Subordinate Voting Shares outstanding immediately prior to the applicable record date or effective date (including in the case of the issue or distribution of securities exchangeable or exercisable or convertible into Subordinate Voting Shares the number of Subordinate Voting Shares for or into which such securities may be exchanged, exercised, or converted)

and the Exercise Price shall be adjusted at the same time by multiplying the Exercise Price in effect at the time of such event by the inverse of the aforesaid fraction. The Corporation shall make such adjustment successively whenever any event referred to in this Section 9(a) occurs and any such issue of Subordinate Voting Shares or convertible securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Subordinate Voting Shares under this Section 9(a). Any Subordinate Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. If the Holder has not exercised its right to subscribe for and purchase Subordinate Voting Shares on or prior to the record date of the Subordinate Voting Share Reorganization or the effective date of such Subordinate Voting Share Reorganization as the case may be, upon the exercise of such right thereafter, the Holder shall be entitled to receive and shall accept in lieu of the number of Warrant Shares then subscribed for and purchased by the Holder, at the Exercise Price determined in accordance with this Section 9(a), the aggregate number of Subordinate Voting Shares that the Holder would have been entitled to receive as a result of such Voting Share Reorganization, if, on such record date or effective date, as the case may be, such Holder had been the holder of record of the number of Subordinate Voting Shares so subscribed for and purchased.

(b)	if and whenever at any time from the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Subordinate Voting Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (“Rights Period”), to subscribe for or acquire Subordinate Voting Shares or securities exchangeable or exercisable for or convertible into Subordinate Voting Share at a price per Subordinate Voting Share to the Holder (or in the case of securities exchangeable, exercisable, or convertible into Subordinate Voting Shares, at an exchange, exercise, or conversion price per Subordinate Voting Share) of less than 95% of the Current Market Price for the Subordinate Voting Shares on such record date (any of such events being called a “Rights Offering”), then the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted effective immediately after the record date for such Rights Period to a number determined by multiplying the number of Warrant Shares issuable upon the exercise thereof immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which shall be the number of Subordinate Voting Shares outstanding after giving effect to the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of:

(A)	the number of Subordinate Voting Shares outstanding as of the record date for the Rights Offering; and

(B)	a number determined by dividing (1) the product of the number of Subordinate Voting Shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable or convertible into Subordinate Voting Shares the number of Subordinate Voting Shares for or into which such securities may be exchanged, exercised, or converted) and the price at which such Subordinate Voting Shares are offered by (2) the Current Market Price of the Subordinate Voting Shares as of the record date for the Rights Offering and the Exercise Price shall be adjusted at the same time by multiplying the Exercise Price in effect on such record date by the inverse of the aforesaid fraction. Any Subordinate Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any rights, options or warrants so distributed are not exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted to the number of Subordinate Voting Shares that would then be in effect based upon the shares, rights, options, or warrants actually distributed or based upon the number of Subordinate Voting Shares or other securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date;

(c)	if and whenever at any time from the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the issue or distribute to all or to substantially all the holders of the Subordinate Voting Shares:

(i)	securities of the Corporation of any class other than Subordinate Voting Shares or convertible securities, or rights, options or warrants;

(ii)	evidences of indebtedness of the Corporation; or

(iii)	any cash, property or other assets of the Corporation;

and if such issuance or distribution does not constitute a Subordinate Voting Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted effective immediately after the record date at which the holders of affected Subordinate Voting Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Warrant Shares issuable upon the exercise thereof in effect on such record date by a fraction:

(iv)	the numerator of which shall be the number of Subordinate Voting Shares outstanding on such record date multiplied by the Current Market Price of the Subordinate Voting Shares on such record date; and

(v)	the denominator of which shall be:

(A)	the product of the number of Subordinate Voting Shares outstanding on such record date and the Current Market Price of the Subordinate Voting Shares on such record date; less

(B)	the fair market value on such record date, as determined by the directors acting reasonably and in good faith (whose determination shall, absent manifest error, be conclusive), of such securities or property or other assets so issued or distributed in the Special Distribution;

and the Exercise Price shall be adjusted immediately after such record date by multiplying the Exercise Price in effect on such record date by the inverse of the aforesaid fraction. Any Subordinate Voting Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that the distribution of other securities, evidences of indebtedness or assets is not so made or any such securities so distributed that are exercisable for Subordinate Voting Shares or convertible securities are not exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted to the number of Warrant Shares that would then be in effect based upon the other securities, evidences of indebtedness or assets actually distributed or based upon the number of Subordinate Voting Shares or convertible securities actually delivered upon the exercise of any such securities so distributed that are exercisable for Subordinate Voting Shares or convertible securities, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date; and

(d)	if and whenever at any time from the date hereof and prior to the Expiry Time there is a reclassification or redesignation of the Subordinate Voting Shares or a capital reorganization of the Corporation other than as described in Section 9(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale, transfer, or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety (any such event being herein called a “Capital Reorganization”), the Holder is entitled to receive upon exercise in accordance with the terms and conditions hereof and shall accept, in lieu of the number of Warrant Shares issuable upon the exercise of the Warrants to which it was previously entitled, the kind and number of securities or property that the Holder would have been entitled to receive on such Capital Reorganization, if, on the effective date thereof, the Holder had been the registered holder of the number of Warrant Shares issuable upon the exercise of Warrants then held, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 9. The Corporation shall not carry into effect any action requiring an adjustment pursuant to this Section 9(d) unless all necessary steps have been taken so that the Holder is thereafter entitled to receive such kind and number of securities or property. The Corporation, its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, execute and deliver to the Holder a warrant certificate which provides, to the extent possible, for the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Warrant Certificate are correspondingly made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Holder is entitled on the exercise of its acquisition rights thereafter.

10.	The following rules and procedures shall be applicable to adjustments made pursuant to Section 9:

(a)	where Section 9 requires that an adjustment becomes effective immediately after a record date or effective date, as the case may be for an event referred to herein, the Corporation may defer, until the occurrence of that event, issuing to the Holder exercising its acquisition rights after the record date or effective date, as the case may be and before the occurrence of that event the adjusted number of Warrant Shares, other securities or property issuable upon the exercise of the Warrants by reason of the adjustment required by that event. If the Corporation relies on this Section 10(a) to defer issuing an adjusted number of Warrant Shares, other securities or property to the Holder, the Holder has the right to receive any distributions made on the adjusted number of Warrant Shares (in connection with the Warrant Shares comprising the Warrants), other securities or property declared in favour of shareholders of record on and after the date of exercise or such later date as the Holder would, but for the provisions of this Section 10(a), have become the holder of record of the adjusted number of Warrant Shares, other securities or property pursuant to Section 9;

(b)	the adjustments provided for in Section 9 are cumulative and, subject to Section 10(c), shall apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and any other events that require adjustment under Section 9. After any adjustment pursuant to Section 9, the term “Warrant Share” where used in this Warrant Certificate is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to Section 9, the Holder is entitled to receive upon the exercise of its Warrant, and the number of Warrant Shares issuable upon any exercise made pursuant to a Warrant is interpreted to mean the number of Warrant Shares the Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to Section 9, upon the full exercise of a Warrant;

(c)	no adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment shall be made in the number of Warrant Shares issuable upon exercise of this Warrant Certificate unless it would result in a change of at least one one-hundredth of a Warrant Share; provided, however, that any adjustments which, except for the provisions of this Section 10(c) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provisions of Section 9, no adjustment to the Exercise Price shall be made which would result in an increase in the Exercise Price or a decreased in the number of Warrant Shares issuable upon exercise of the Warrants (except in respect of the Subordinate Voting Share Reorganization in Section 9(a) or a Capital Reorganization in Section 9(d).

(d)	in the event of a question arising with respect to the adjustments provided for herein, that question shall be conclusively determined by auditors mutually agreed upon by the Corporation and the Holder who shall have access to all necessary records of the Corporation, and a determination by the auditors shall, absent manifest error, be binding upon the Corporation, the Holder and all other persons interested therein;

(e)	no adjustment in the number of Warrant Shares issuable upon the exercise of Warrants shall be made in respect of any event described in Section 9, other than the events referred to in paragraphs (i) and (ii) of Section 9(a) hereof, if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised the Warrants prior to or on the effective date or record date of such event, subject in all cases to such stock exchange or other regulatory approval as may be required;

(f)

in the event that the Corporation after the date of issue of the Warrants shall take any action affecting the Subordinate Voting Shares, other than an action described in Section 9, which in the opinion of the directors of the Corporation, acting reasonably and in good faith, would materially affect the rights of the Holder, the number of Warrant Shares issuable upon exercise shall be adjusted in such manner, if any, and at such time, by action of the directors, in their sole discretion acting reasonably and in good faith, as they may determine to be equitable in the circumstances, but subject in all cases to such stock exchange or other regulatory approval as may be required. Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Subordinate Voting Shares shall be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances;

(g)	if the Corporation shall set a record date to determine the holders of the Subordinate Voting Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or exercise rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or exercise rights, abandon its plan to pay or deliver such dividend, distribution or subscription or exercise rights, then no adjustment in the Exercise Price or in the number of Warrant Shares issuable upon the exercise of any Warrant shall be required by reason of the setting of such record date;

(h)	no adjustment in the number of Warrant Shares issuable upon the exercise of Warrants shall be made in respect of the issue of Subordinate Voting Shares pursuant to:

( )	the exercise of the Warrants in accordance with this Warrant Certificate; or

(ii)	any stock option, stock option plan or stock purchase plan in force at the date hereof for directors, officers, employees, advisers or consultants of the Corporation, as such option or plan is amended or superseded from time to time in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Subordinate Voting Shares are then listed or quoted for trading and applicable securities laws, and such other stock option, stock option plan or stock purchase plan as may be adopted by the Corporation in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Subordinate Voting Shares are then listed or quoted for trading and applicable securities laws;

and any such issue shall be deemed not to be a Share Reorganization, a Rights Offering or a Special Distribution;

(i)	in the absence of a resolution of the directors fixing a record date for a Special Distribution or Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected; and

(i)	as a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number or class of Warrant Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the reasonable opinion of counsel to the Corporation or the Holder, be necessary in order that the Corporation have unissued and reserved Subordinate Voting Shares in its authorized capital, and may validly and legally issue as fully paid and non-assessable all the Subordinate Voting Shares and/or other securities which the holder of such Warrant Certificate is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

11.	On the happening of each and every such event set out in Section 9, the applicable provisions of this Warrant Certificate shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

12.	At least 10 Business Days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number of Warrant Shares which are issuable upon the exercise thereof, or such longer period of notice as the Corporation shall be required to provide holders of Subordinate Voting Shares in respect of any such event, the Corporation shall notify the Holder of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment.

13.	The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Holder, are necessary or advisable to establish that upon the consummation of such transaction:

(a)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate, and

(b)	this Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the holder under this Warrant Certificate.

Whenever the conditions of this Section 13 shall have been duly observed and performed, the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

14.	The Corporation shall maintain a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them. Such register shall be open at all reasonable times for inspection by the Holder. The Corporation shall notify the Holder forthwith of any change of address of the principal office of the Corporation.

15.	Unless herein otherwise expressly provided, any notice to be given hereunder to the Holder shall be deemed to be validly given if such notice is given by personal delivery or registered mail to the attention of the Holder at its registered address recorded in the registers maintained by the Corporation. Any notice so given shall be deemed to be validly given, if delivered personally, on the day of delivery and if sent by post or other means, on the fifth Business Day next following the sending thereof. In determining under any provision hereof the date when notice of any event must be given, the date of giving notice shall be included and the date of the event shall be excluded.

16.	Subject as herein provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.

17.	Warrant Certificates may be exchanged for certificates in any other denomination representing in the aggregate an equal number of Warrants as the number of Warrants represented by the Warrant Certificate(s) being exchanged. The Corporation shall sign all certificates necessary to carry out the exchanges contemplated herein. Any Warrant Certificates tendered for exchange shall be surrendered to the Corporation and cancelled.

18.	The Warrants are transferable in accordance with this Section 18, and the term “Holder” shall mean and include any permitted successor, transferee or assignee of the Warrants. The Warrants may be transferred by the Holder completing and delivering to the Corporation the transfer form attached hereto as Schedule “B"; provided that all such transfers are made in compliance with all applicable securities laws and no transfer shall require that the Corporation prepare and file a prospectus, registration statement or similar document or to be registered with or to file any report or notice with any governmental or regulatory authority or to register the Warrants or the Warrants Shares or to otherwise comply with any continuous disclosure obligations under the applicable securities laws of any jurisdiction outside of Canada or to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in any jurisdiction outside of Canada.

19.	This Warrant Certificate shall enure to the benefit of the Holder and the permitted successors and assignees thereof and shall be binding upon the Corporation and the successors thereof.

20.	The Holder acknowledges that the Warrant Shares issuable upon exercise hereby may be offered, sold or otherwise transferred only in compliance with all applicable securities laws and stock exchange rules and policies.

21.	The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required to effect the intentions and provisions of this certificate.

22.	Time shall be of the essence hereof.

23.	This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF the Corporation has caused this certificate representing the Warrants to be signed by a duly authorized officer or director.

DATED the ____ day of____________ , 2019.

HARVEST HEALTH & RECREATION INC.

By:
Authorized Signing Officer

SCHEDULE “A”

SUBSCRIPTION NOTICE

TO:	HARVEST HEALTH & RECREATION INC.

The undersigned hereby exercises the right to acquire___________________________ Warrant Shares of Harvest Health & Recreation Inc. (the “Corporation”) (or such number of other securities or property to which the Warrant Certificate entitles the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) and hereby delivers and tenders to the Corporation in immediately available funds $______________ in satisfaction of the aggregate Exercise Price therefor.

(Please check the ONE box applicable):

[ ]	A.	The undersigned holder hereby represents and warrants that it (i) at the time of exercise of the Warrant, is not in the United States; (ii) is not a “U.S. person” (“U.S. Person”), as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”); (iii) is not exercising the Warrant for the account or benefit of a person in the United States or a U.S. Person; and (iv) did not execute or deliver this Subscription Notice in the United States.

[ ]	B.	The undersigned holder has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Corporation) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The undersigned hereby irrevocably directs that the said Warrant Shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number(s)

(Please print in full the name in which certificates for Warrant Shares are to be issued. If no name is provided, certificates will be issued in the name shown on the Warrant Certificate. If any of the securities are to be issued to a person or persons other than the Holder, a form of transfer acceptable to the Corporation must be completed and the Holder must pay any and all exigible transfer taxes or other government charges.)

DATED this _____ day of_____________________ , 20_______.

Signature of Holder

Name of Holder

Name and Title of Signatory, if Holder is not an individual

A - 1

Notes:

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Warrant Certificate.

The holder understands that unless Box A above is checked, the certificates representing the Warrant Shares shall bear the appropriate legends as determined by legal counsel for the Corporation.

Unless Box B above is checked and the legal opinion described therein is delivered to the Corporation, the Warrant Shares will not be issued to any person who has set out an address in the United States nor shall any certificates representing Warrant Shares be registered or delivered to any U.S. address.

If Box B above is to be checked, the holder is encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with exercise will be satisfactory in form and substance to the Corporation.

If any Warrants represented by this Warrant Certificate are not being exercised, a new Warrant Certificate representing the unexercised Warrants will be issued and delivered with the certificates representing the Warrant Shares.

A - 2

SCHEDULE “B”

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (include name and address of the transferee) Warrants exercisable for subordinate voting shares of HARVEST HEALTH & RECREATION INC. (the “Corporation”) registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation with full power of substitution.

DATED this________________________ day of_________________ , 20 .

Signature of Transferor guaranteed by:

Name of Bank or Trust Company	Signature of Transferor

Address of Transferor

Notes:

The name of the transferor must correspond with the name written upon the face of the Warrant Certificate in every particular without any changes whatsoever.

The signature of the Transferor on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the Holder must pay any applicable transfer taxes or fees.

If the Transfer Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

B - 1

SCHEDULE “D”

Form of Draw-Down Notice

To:	[***] (the “Investor”)

Re:	Draw-Down Notice under Investment Agreement dated May ___, 2019 between the Investor and the undersigned (the “Investment Agreement”)

Capitalized terms not otherwise defined in this Draw-Down Notice shall have the meanings given to such terms in the Investment Agreement.

The undersigned, Harvest Health & Recreation Inc. (the “Company”), hereby tenders to the Investor this Draw-Down Notice which, upon acceptance by the Investor, will constitute an irrevocable agreement of the Company to offer, issue and sell to the Investor, and of the Investor to purchase from the Company, on a private placement basis, Convertible Debentures for aggregate gross proceeds of US$________________________ as contemplated by the Investment Agreement, all on the terms and subject to the conditions set out in this Investment Agreement.

The Closing Date for completion of such Tranche will be five Business Days’ following the acceptance date of this Draw-Down Notice and the issuance of the Press Release in respect of the proposed Tranche of Convertible Debentures or such later date as may be agreed between the parties.

Please confirm all conditions in your favour have been satisfied or waived in order to proceed to closing of such Tranche of Convertible Debentures by signing the acknowledgement below.

Dated this__________ day of_______________ , 201__.

HARVEST HEALTH & RECREATION, INC.

By:
Authorized Signing Officer

Each of the undersigned confirms that all conditions have been met to its satisfaction and requests the Company to proceed to (i) file an amended Form 9 (or such other form or procedure prescribed by the Exchange) to seek price protection, if necessary; (ii) issue a press release in respect of the issuance of Convertible Debentures to which this Draw-Down Notice relates; and (iii) seek Exchange approval, if necessary, for such proposed Tranche of Convertible Debentures in the amount of $_______________________ .

Dated this__________ day of          , 201__.

[***],
by its general partner [***]

By:
Name:
Title:

D - 1

SCHEDULE “E”

Material Subsidiaries

Arizona

Entity	Ownership
Harvest Dispensaries, Cultivations & Production Facilities, LLC (“Harvest DCP”)	Harvest Enterprises, Inc. – 100%
Abedon Saiz, LLC	Harvest DCP - 100%
BRLS Properties I LLC	Harvest DCP - 100%
BRLS Properties II LLC	Harvest DCP - 100%
Byers Dispensary, Inc.	Harvest DCP - 100%
Dream Steam LLC	Harvest DCP - 75% Harvest Enterprises, Inc. - 25%
Freckled Trout LLC	Harvest DCP - 100%
Harvest Arkansas Holding LLC	Harvest DCP – 90.2% Harvest Enterprises, Inc. – 9.8%
High Desert Healing, LLC	Harvest DCP - 100%
Harvest Mass Holding I, LLC	AZ-DEL Holdings, LLC – 7.27% Harvest Enterprises, Inc. – 92.73%
Harvest Michigan Holding, LLC	Harvest DCP – 7.25% Harvest Enterprises, Inc. – 92.75%
Nature Med, Inc.	Harvest DCP - 100%
Pahana, Inc.	Harvest DCP - 100%
Patient Care Center 301, Inc.	Harvest DCP - 100%
Randy Taylor Consulting LLC	Harvest DCP - 100%
Sherri Dunn, LLC	Harvest DCP - 100%
Svaccha, LLC	Harvest DCP - 100%
Verde Dispensary, Inc.	Harvest DCP - 100%

Arkansas

Entity	Ownership
Natural State Capital, LLC	Harvest Arkansas Holding, LLC – 51% Harvest Enterprises, Inc. – 49%
Natural State Wellness Investments, LLC	Harvest Arkansas Holding, LLC – 51% Zeta X, LLC – 49%
Natural State Wellness Dispensary, LLC	Natural State Wellness Investments, LLC – 1%
Natural State Wellness Enterprises, LLC	Natural State Capital, LLC – 1%

E - 2

California

Entity	Ownership
Harvest of California, LLC	AZ-DEL Holdings, LLC – 7.25% Harvest Enterprises, Inc. – 92.75%
Harvest of Culver City, LLC	Harvest of California, LLC - 100%
Harvest of Hesperia, LLC	Harvest of California - 55% Route 66 River Holdings Inc.– 25% 247X Group Limited – 20%
Harvest of Lake Elsinore, LLC	Harvest of California - 75% Element 7, LLC – 25%
Harvest of Merced, LLC	Harvest of California, LLC - 83% Harvest Enterprises, Inc. – 5% Edgar Contreras – 5% Anna Blazevich – 5% Brian Vicente – 2%
Harvest of Moreno Valley, LLC	Harvest of California, LLC – 90% Harvest Enterprises, Inc. – 5% Regina Hayes – 5%
Harvest of Napa, Inc.	Harvest of California, LLC – 65% Elliott Taylor – 35%
Harvest of San Bernardino, LLC	Harvest of California, LLC – 80% Steve Mead – 5% Jason Gaston – 15%
Harvest of Santa Monica, LLC	Harvest of California, LLC – 71.5% Sam Dabass – 10% TJ Montemer – 3% West Poletti – 3% Blue Summer Partners, LLC – 7.5% Erika Waltz – 5%
Holdings of Harvest CA, LLC	Harvest of California, LLC – 100%
Harvest of Union City, LLC	Harvest of California, LLC – 97% Kialia Nialia 3%
Hyperion Healing, LLC	Harvest of California, LLC – 60% Annie Bishop- 20.4% Danny Shu- 19.6%

E - 3

Colorado

Entity	Ownership
CBx Enterprises, LLC	Harvest Enterprises, Inc. – 100%
CBx Sciences, LLC	CBx Enterprises, LLC – 100%

Delaware

Entity	Ownership
AZ-DEL Holdings, LLC	Harvest DCP – 100%
Harvest Enterprises, Inc.	Harvest Health & Recreation Inc. – 100%
Harvest FINCO, Inc.	Harvest Health & Recreation Inc. – 100%
SMPB Management, LLC	Harvest DCP of Pennsylvania, LLC – 85% Harvest Enterprises, Inc. – 15%
AINA We Would LLC	Harvest Enterprises, Inc. – 25%
Vulcan-Harvest, LLC	Harvest DCP of Nevada, LLC – 51% Vulcan Enterprises US – 49%

Florida

Entity	Ownership
Harvest DCP of Florida, LLC	Harvest DCP – 10% Harvest Enterprises, Inc. – 90%
San Felasco Nurseries, Inc.	Harvest Enterprises, Inc. – 100%
AINA-WW Hollywood LLC	AINA We Would LLC – 100%
AINA-CNBS Holdings LLC	Harvest Enterprises, Inc – 25%

Maryland

Entity	Ownership
Harvest DCP of Maryland, LLC	Harvest DCP – 42.8% Harvest Enterprises, Inc. – 52.2% Town of Hancock – 5%
Harvest of Maryland Cultivation, LLC	Harvest DCP of Maryland, LLC – 100%
Harvest of Maryland Dispensary, LLC	Harvest DCP of Maryland, LLC – 100%
Harvest of Maryland Production, LLC	Harvest DCP of Maryland, LLC – 100%

E - 4

Massachusetts

Entity	Ownership
Gogriz, LLC	Harvest Mass Holding I, LLC – 100%
Suns Mass, Inc.	Harvest Mass Holding I, LLC – 100%
Suns Mass II, LLC	Harvest Mass Holding I, LLC – 100%
Suns Mass III, LLC	Harvest Mass Holding I, LLC – 100%

Michigan

Entity	Ownership
Harvest Delta of Michigan, LLC	Harvest Michigan Holding, LLC – 50% Harvest Enterprises, Inc. – 50%

Nevada

Entity	Ownership
BRLS NV Properties V, LLC	Harvest DCP of Nevada, LLC – 100%
Harvest DCP of Nevada, LLC	Harvest DCP – 100%
Harvest of Nevada LLC	Harvest DCP of Nevada, LLC – 94% (Held by Steve White on behalf of the Company) Gary Pinkston – 5% Felicia Frierson – 1%
CBx Essentials, LLC	CBx Enterprises, LLC – 100%

New Jersey

Entity	Ownership
Harvest DCP of New Jersey, LLC	Harvest DCP – 100%

North Dakota

Entity	Ownership
Harvest DCP Holding of North Dakota, LLC	Harvest DCP – 100%
Harvest of Williston, LLC (HOFW, LLC)	Harvest DCP Holding of North Dakota, LLC – 100% (Held by Steve White on behalf of the Company)
Harvest of Bismarck-Mandan, LLC (HOFB, LLC)	Harvest DCP Holding of North Dakota, LLC – 95% (Held by Steve White on behalf of the Company) Gary Pinkston – 5%

E - 5

Ohio

Entity	Ownership
Harvest of Ohio, LLC	Ariane Kirkpatrick – 51% Steve White – 49%
BRLS OH Properties III, LLC	Harvest DCP of Ohio, LLC – 100%
Harvest DCP of Ohio, LLC	Harvest DCP – 100%
Harvest Grows Management, LLC	Harvest DCP of Ohio, LLC – 94.75% Harvest Enterprises, Inc. – 5.25%
Harvest Grows Properties, LLC	Harvest DCP of Ohio, LLC – 100%
Harvest of Ohio Management, LLC	Harvest DCP of Ohio, LLC – 94.75% Harvest Enterprises, Inc. – 5.25%

Pennsylvania

Entity	Ownership
Harvest DCP of Pennsylvania, LLC	Harvest DCP – 100%
Harvest of PA Management, LLC	Harvest DCP of Pennsylvania, LLC – 81% Harvest Enterprises, Inc. – 10% Valetta Stewart – 1.5% Gary Pinkston – 5% Bronstein Consulting, LLC – 2.5%
SMPB Retail, LLC	Alicia Didonato – 100%
Harvest of Southeast PA, LLC	Valetta Stewart – 51% Steve White 49%
Harvest of Northeast PA, LLC	Valetta Stewart – 51% Steve White 49%
Harvest of South Central PA, LLC	Valetta Stewart – 51% Steve White 49%
Harvest of North Central PA, LLC	Valetta Stewart – 51% Steve White 49%
Harvest of Southwest PA, LLC	Valetta Stewart – 51% Steve White 49%
Harvest of Northwest PA, LLC	Valetta Stewart – 51% Steve White 49%